REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

PART I – BROKER DUTIES DISCLOSURE

Per New Mexico law, Brokers are required to perform a specific set of applicable Broker Duties. Prior to the time the Broker generates or presents any written document that have the potential to become an express written agreement, they must disclose such duties and obtain written acknowledgement that the Broker has made such disclosures.

SECTION A: **All Brokers in this transaction owe the following Broker duties to *ALL* buyers and sellers in this transaction, even if the Broker is not representing the buyer or the seller in the transaction:**

1. Honesty and reasonable care and ethical and professional conduct;
2. Compliance with local, state, and federal fair housing and anti-discrimination laws, the New Mexico Real Estate License Law and the Real Estate Commission rules and other applicable local, state, and federal laws and regulations;
3. Performance of any and all written agreements made with the prospective buyer, seller, landlord (owner) or tenant;
4. Written disclosure of any potential conflict of interest that the Broker has in the transaction, including, but not limited to;
   - **A.** Any written Brokerage relationship the Broker has with any other parties to the transaction or;
   - **B.** Any material interest/relationship of a business, personal or family nature that the Broker has in the transaction; or
   - **C.** Any written agreement the Broker has with a Transaction Coordinator who will be providing services related to the transaction.
5. Written disclosure of any adverse material facts actually known by the Broker about the property or the transaction, or about the financial ability of the parties to the transaction to complete the transaction; adverse material facts requiring disclosure do not include any information covered by federal fair housing laws or the New Mexico Human Rights Act.

SECTION B: **In addition to the above duties, Broker(s) owes the following Broker Duties to the buyer(s) and/or seller(s) in this transaction to whom the Broker(s) is/are directly providing real estate services, regardless of the scope and nature of those services.**

1. Unless otherwise agreed to in writing by the party, assistance to the party in completing the transaction including:
   - **A.** Timely presentation of and response to all written offers or counteroffers; and
   - **B.** Active participation in assisting in complying with the terms and conditions of the contract and with the finalization of the transaction;

   If the Broker in the transaction is not providing the service, advice or assistance described in Para. 1 (A) or 1 (B) of this Subsection, the party must agree in writing that the Broker is not expected to provide such service, advice or assistance. The Broker shall disclose the existence of such agreement in writing to the other Brokers involved in the transaction.
2. Acknowledgement by the Broker that there may be matters related to the transaction that are outside the Broker's knowledge or expertise and that the Broker will suggest that the party seek expert advice on these matters;
3. Advice to consult with an attorney regarding the effectiveness, validity or consequences of any written document generated by the Brokerage or presented to the party and that has the potential to become an express written agreement;
4. Prompt accounting for all money or property received by the Broker;
5. Maintenance of any confidential information learned in the course of any prior agency relationship unless the disclosure is with the former principal's written consent or is required by law;
6. Written disclosure of Brokerage relationship options available in New Mexico:
   - **A. Exclusive agency:** an express written agreement between a person and a Brokerage wherein the Brokerage agrees to exclusively represent as an agent the interests of the person in real estate transaction;
   - **B. Dual agency**: an express written agreement that modifies existing exclusive agency agreements to provide that the Brokerage agrees to act as a facilitator in the real estate transaction rather than as an exclusive agent for either party;
   - **C. Transaction Broker:** the non-fiduciary relationship created by law, wherein a Brokerage provides real estate services without entering an agency relationship.
7. Unless otherwise authorized in writing, a Broker who is directly providing real estate services to a seller shall not disclose the following to the buyer in a transaction:
   - **A.** That the seller has previously indicated they will accept a sales price less than the asking or listed price;
   - **B.** That the seller will agree to financing terms other than those offered;
   - **C.** The seller's motivations for selling/leasing; or
   - **D.** Any other information the seller has requested in writing remain confidential, unless disclosure is required by law;
8. Unless otherwise authorized in writing, a Broker who is directly providing real estate service to a buyer shall not disclose the following to the seller in the transaction:
   - **A.** That the buyer has previously indicated they will pay a price greater than the price submitted in a written offer;
   - **B.** The buyer's motivation for buying; or
   - **C.** Any other information the buyer has requested in writing remain confidential unless disclosure is required by law.

BUYER(S) AND SELLER(S): PLEASE ACKNOWLEDGE RECEIPT BY INITIALING BELOW

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

PART II – OTHER REQUIRED DISCLOSURES

Broker shall update these and all other required disclosures as needed.

BUYER'S BROKER DISCLOSURES:

1. **Brokerage Relationship.** Gwen Gilligan ("Buyer's Broker") is working with the Buyer as a:
   - ☑ Transaction Broker ☐ with ☑ without a written Buyer Broker Agreement.
   - ☐ Agent with a written Buyer Broker Agreement with Agency Addendum.
   - ☐ Transaction Broker without a written Buyer Broker Agreement, but with a Compensation Agreement.
2. **In-House Transaction: Buyer and Seller's Consent to Dual Representation, NO Dual Agency created.**
   - ☐ Buyer's Broker is licensed under the same Qualifying Broker as Seller's Broker.
   - ☐ Buyer's Broker is also Seller's Broker for the property in this Transaction. Broker has a written listing agreement with Seller as a ☐ Transaction Broker ☐ Agent.
   - ☐ Brokerage is representing both Buyer and Seller.
3. ☐ **Dual Agency:** Brokerage is representing both Buyer and Seller by means of written agency agreements with each of them and Designated Agency has ***not*** been chosen by the Qualifying Broker; Designated Agency is a policy that discloses to a client that the Broker representing him/her as an agent is the client's only representative in the Brokerage. When Designated Agency is *not* chosen, Dual Agency is created. Prior to writing or presenting this offer, Broker must obtain written consent from the parties to act as a Dual Agent (NMAR Form 1301 - Agency Agreement – Dual).
4. **Additional Disclosures:** If applicable, check box below and where noted (*), attach NMAR Form 2100 – Brokers Duties Supplemental Disclosure or other disclosure.
   - ☐ Buyer's Broker has an **OWNERSHIP INTEREST IN PROPERTY**
   - ☐ Buyer's Broker has a **CONFLICT OF INTEREST** or **MATERIAL INTEREST** (business, personal or family) *
   - ☐ Buyer's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction*
   - ☐ Buyer's Broker has engaged a **TRANSACTION COORDINATOR:** Donean Carrillo/Kathy Martinez.

SELLER'S BROKER DISCLOSURES:

1. **Brokerage Relationship.** Gwen Gilligan ("Seller's Broker") is working with the Seller as a:
   - ☑ Transaction Broker with a written Listing Agreement.
   - ☐ Agent with a written Listing Agreement with Agency Addendum.
   - ☐ Transaction Broker without a written Listing Agreement, but with a Compensation Agreement.
2. **Additional Disclosures:** If applicable, check box below. Where noted (*), attach NMAR Form 2100 – Broker's Duties Supplemental Disclosure or other disclosure.
   - ☐ Seller's Broker has an **OWNERSHIP INTEREST IN PROPERTY**
   - ☐ Seller's Broker has a **CONFLICT OF INTEREST** or **MATERIAL INTEREST** (business, personal or family) *
   - ☐ Seller's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction; *
   - ☑ Seller's Broker has engaged a **TRANSACTION COORDINATOR:** Donean Carillo/ Kathy Martinez.

TRANSACTION COORDINATORS are licensed Brokers who have been engaged by the Broker as indicated above to assist the Broker in the processing of the transaction, which may include gathering information and paperwork, overseeing, and organizing contractual deadlines, communicating, and coordinating with lenders, title companies, inspectors, other Brokers, and the parties to the contract to facilitate the Closing of the transaction, and assembling the final transaction file for Closing. **TCs OWE BROKER DUTIES AS SET FORTH ON COVER PAGE 1. ATTN TCs: USE NMAR FORM 2100 TO MAKE ANY DISCLOSURES REQUIRED BY BROKER DUTIES.**

☐ Buyer is a New Mexico Real Estate Broker ☐ Seller is a New Mexico Real Estate Broker
☐ Buyer is a party to another Buyer-Broker Agreement

BUYER(S)				SELLER(S)			
Yevgeniy Davidzon, Manager	Yevgeniy Davidzon, Manager	07/12/2022	1:41 PM	Bernard J. C. van der Hoeven, Jr. Trustee	Bernard J. C. van der Hoeven, Jr. Trustee	07/13/22	
Buyer Signature	Printed Name	Date	Time	Seller Signature	Printed Name	Date	Time
	Yevgeniy Davidzon, Manager			Josephine W. van der Hoeven, Trustee	Josephine W. van der Hoeven, Trustee	07/13/22	
Buyer Signature	Printed Name	Date	Time	Seller Signature	Printed Name	Date	Time

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

THE FOLLOWING IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. BROKERS ARE NOT PARTIES TO THIS PURCHASE AGREEMENT.

BUYER'S BROKER(S)

Buyer's Broker Name	Buyer's Broker's Qualifying Broker's Name and NMREC License No.		
Gwen Gilligan	David Barker 7466		

Buyer's Brokerage Firm	Office Phone	Cell Phone	Email Address
Barker Realty			

Buyer's Brokerage Address	City	State	Zip Code	
530 S. Guadalupe St	Santa Fe	NM	87501	Broker ☑ is ☐ is not a REALTOR®

Buyer's Broker Name	Buyer's Broker's Qualifying Broker's Name and NMREC License No.		

Buyer's Brokerage Firm	Office Phone	Cell Phone	Email Address

Buyer's Brokerage Address	City	State	Zip Code	
				Broker ☐ is ☐ is not a REALTOR®

SELLER'S BROKER(S)

Sellers's Broker Name	Seller's Broker's Qualifying Broker's Name and NMREC License No.		
Gwen Gilligan	David Barker 7466		

Seller's Brokerage Firm	Office Phone	Cell Phone	Email Address
Barker Realty, LLC	505-982-9836		gwen@gwengilligan.com

Seller's Brokerage Address	City	State	Zip Code	
530 S. Guadalupe St.	Santa Fe	NM	87501	Broker ☑ is ☐ is not a REALTOR®

Sellers's Broker Name	Seller's Broker's Qualifying Broker's Name and NMREC License No.		

Seller's Brokerage Firm	Office Phone	Cell Phone	Email Address

Seller's Brokerage Address	City	State	Zip Code	
				Broker ☐ is ☐ is not a REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

1. **PARTIES AND AGREEMENT**

Buyer: HCO 1, LLC
Yevgeniy Davidzon,Manager agrees to buy from
Seller: Bernard J. C. van der Hoeven Jr
Josephine W. van der Hoeven
and Seller agrees to sell and convey to Buyer, in accordance with terms of this Purchase Agreement ("Agreement") the Property described in Para. 6 with Settlement / Signing date of 8/16/2022 (See Para. 10 (A)).

☐ **Sole and Separate. (Check if Applicable):** If Buyer or Seller is married, and a Sole and Separate Agreement is required by the title company and/or lender, the applicable party(ies) shall deliver or cause to be delivered a Sole and Separate Agreement to the Title Company identified in Para. 5 within _____ days of Date of Acceptance.

2. **PURCHASE PRICE.** (Sum of A and B) $ 1,485,000.00

A. **APPROXIMATE CASH DOWN PAYMENT OR CASH DUE AT CLOSING** ☐ to be determined by lender and/or buyer **OR** $ ________

B. **AMOUNT OF LOAN(S)** ☐ to be determined by lender and/or buyer **OR** $ 0.00

3. **OFF MARKET.** Unless otherwise agreed to in writing, as of Date of Acceptance, Seller shall take the Property off the market until termination of this Agreement or default by Buyer which is not waived by Seller, whichever occurs first ("Off Market"). While Off Market, Seller shall not accept any other offer to sell the Property, **except a Back-Up Offer**. Notwithstanding the foregoing, if the Property was marketed through the MLS, the listing is subject to MLS Rules.

4. **TIME OFF MARKET ("TOM") FEE.** This Para. 4 to be used **ONLY IF** Buyer **will be compensating** Seller for taking the Property Off Market. In the event of Closing, the TOM Fee SHALL NOT be refunded to Buyer or applied to Purchase Price, down payment, and/or Closing Costs. As compensation, Buyer shall deliver to Seller $________ in the form of ☐ Check ☐ Cash ☐ Other ________, no later than _____ **days** from Date of Acceptance. In the event of termination of this Agreement, Seller shall retain the entirety of the TOM Fee. Buyer's failure to timely deliver the TOM Fee shall be considered a default of this Agreement. NMAR Form 2104(A) – Time-Off-Market Fee / Earnest Money Information Sheet and NMAR Form 2104(B) - Receipt for Time Off Market.

5. **EARNEST MONEY.** Buyer shall deliver $ 20,000.00 Earnest Money in the form of ☐ Check ☐ Cash ☐ Note ☑ Wire Transfer of Funds ☐ Other to Prima Title, Greta Kjolhede, no later than 2 days from ☑ **Date of Acceptance** OR ☐ **if Buyer has no objections to inspections, the Objection Deadline in Para. 22 (F)(ii) or if Buyer has objections to inspections, the date the parties reach Resolution** OR ☐ **OTHER** ________. Earnest Money shall be applied to Purchase Price, down payment, and/or Closing Costs upon Funding Date. If the lender prohibits the credit of any portion of the Earnest Money towards the Purchase Price, down payment and/or Closing Costs, the Earnest Money or applicable portion thereof shall be refunded to Buyer after Closing. Buyer's failure to timely deliver the Earnest Money shall be considered a default of this Agreement.

6. **PROPERTY.**

A. **DESCRIPTION.**

24 Tano Vida — Santa Fe — NM 87506
Address — City — State/Zip

see attached listing addendum no 1
Legal Description

or see metes and bounds or other legal description attached as Exhibit ______, Santa Fe County(ies), New Mexico. An incomplete or inaccurate legal description of the Property shall not render this Agreement invalid; the legal description shall be completed or corrected to meet the requirements of the Title Company issuing the title policy.
Gross Receipts Tax (GRT) Location Code: 01 001 (To be completed by Broker).

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

B. TYPE: ☑ Site built ☐ Manufactured housing ☐ Modular ☐ Off-site built ☐ Other: ______________________ ______________________. NMAR Form 2305 – Information Sheet - Manufactured Housing.

C. OTHER RIGHTS. Seller shall convey to Buyer all existing wind, solar, water and mineral rights ("Other Rights") appurtenant to the Property. Seller makes NO warranties as to the existence of Other Rights. **TO SELLER:** If Seller is retaining any/all Other Rights, Seller should NOT sign this offer and should consult qualified legal counsel. **TO BUYER:** Other Rights previously severed from the Property and owned by third persons would not convey to Buyer by way of this Agreement. Buyer should consult qualified legal counsel to determine what Other Rights, IF ANY, Buyer is acquiring, to understand how non-conveyance of Other Rights may affect Buyer, and to ensure Other Rights that will convey are properly transferred at Closing.

D. FIXTURES, APPLIANCES AND PERSONAL PROPERTY. Items not otherwise addressed below are governed by the definitions of "Fixture" and "Personal Property" in Para. 33.

i. **FIXTURES.** Unless otherwise excluded herein, the Property shall include all Fixtures, free of all liens, including, but not limited to, the below Fixtures **if such Fixtures exist on the Property at the time Buyer submits his offer.**

- Attached fireplace grate(s) & screen(s)
- Attached floor covering(s)
- Attached mirror(s)
- Attached outdoor lighting & fountain(s)
- Attached pot rack(s)
- Attached window covering(s) & rod(s) (NOT including curtains, unless otherwise indicated below)
- Awning(s)
- Built in/attached speaker(s) & subwoofer(s)
- Built-in Murphy bed(s) (**INCLUDING** mattress)
- Central vacuum, to include all hoses & attachments
- Dishwasher(s)
- Fire Alarm(s) (if owned by Seller)
- Garbage disposal(s)
- Garage door opener(s)
- Heating system(s)
- Landscaping
- Light fixture(s)
- Mailbox(es)
- Outdoor plant(s) & tree(s) (other than those in moveable containers)
- Oven(s)
- Pellet, wood-burning or gas stove(s)
- Range(s)
- Window/door screen(s)
- Ceiling fan(s)
- Security System(s) – ALL components (if owned by Seller)
- Smoke Alarm(s) (if owned by Seller)
- Solar Power System(s)/Panels **(If leased by Seller, lien may exist)**
- Sprinkler(s)/irrigation equipment
- Storm window(s) & door(s)
- TV antenna(s) & satellite dish(es)
- Ventilating & air conditioning system(s)
- Water conditioning/filtration /water softener/purification system(s) (if owned by Seller)
- TV Wall Mounts (NOT including TVs, unless otherwise indicated below)

ii. **PERSONAL PROPERTY.** The following existing Personal Property, if checked, shall remain with the Property, shall be the actual Personal Property that is present as of the date Buyer submits his offer, shall not be considered part of the premises and shall be transferred with no monetary value, free and clear of all liens and encumbrances. **PERSONAL PROPERTY LISTED IN THE MLS LISTING IS NOT INCLUDED IN THIS PURCHASE AGREEMENT UNLESS INCLUDED BELOW.**

☑ Unattached window covering(s)
☐ Audio component(s)
☐ Video component(s)
☑ Decorative mirror(s) above bath vanities
☑ Dryer(s)
☑ Washer(s)
☐ Freezer(s)
☑ Microwave(s)
☐ TV(s)

JWV BJCvd

☐ Freestanding Range(s)
☑ Kitchen Refrigerator(s)
☐ Other Refrigerator(s)
☑ Garage door remote(s) # 2
NOTE: If the number of garage door opener remote(s) is left blank, Seller's obligation shall be no more than one working remote.
x
☐ OTHER

☐ Satellite receiver(s) with access cards (if owned by Seller and if transferable)
☑ Unattached fireplace grate(s)
☑ Unattached fireplace screen(s)
☑ Unattached outdoor fountain(s) & equipment
☐ Unattached outdoor lighting
☐ Hot Tub(s)
☐ Pool & spa equipment including any mechanical or other cleaning system(s)

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

If the property contains more than one of an item check, ALL of those items present at the time of Buyer's offer shall remain unless otherwise excluded.

iii. EXCLUSIONS. The following items are excluded from the sale: ______________________
2 Mexican scrap metal outdoor sculptures: Violinist and Accordion Player. counterstools in GH

7. CASH, LOAN OR SELLER FINANCING.

> **ATTENTION BUYER**
> **Buyer shall not change any of the following without Seller's approval: 1) the means of payment (cash, loan or seller financing); 2) the lender identified in the Pre-Qualification Letter; or 3) the loan-program type identified in the Pre-Qualification Letter. Upon Seller's approval, the parties shall execute an amendment to this Agreement that sets forth the change and addresses the disposition of Earnest Money should Buyer be unable to close as a result of the change in payment type, lender or loan program. If Earnest Money disposition is not addressed in the amendment, Earnest Money shall be refunded to Buyer in all circumstances except the following: Buyer changed to a loan and did not provide a Rejection Letter as defined in Par. 7(B)(iii) on or before 11:59 p.m. three (3) days before the Settlement/Signing Date.**

A. ☑ **CASH PURCHASE -** Buyer shall purchase the subject Property for Cash and certifies that funds are:
☑ Readily available
☐ Contingent on the Closing of a cash-out refinance
☐ Other ______________________
No later than __5__ **days** after the Date of Acceptance, Buyer shall provide Seller with verification of funds and proof satisfactory to Seller that Buyer has in Buyer's possession or control, the funds necessary to complete the transaction. Failure of Buyer to timely deliver proof of funds shall be considered a default of this Agreement. In the event of Buyer's default, Earnest Money, if delivered, ☑ shall ☐ shall not be refunded to Buyer.

B. ☐ **LOANS**. This Agreement is contingent upon Buyer's ability to obtain a loan(s) on or before the Settlement Signing Date in the amount stated above in Para. 2(B) of the following type: ☐ Conventional ☐ FHA ☐ VA ☐ NMMFA ☐ Other: __________

i. Buyer ☐ has made written application for a loan, or ☐ shall make written application for a loan no later than _____ **days** after the Date of Acceptance.

ii. Buyer shall provide Seller with a Pre-Qualification Letter from a lender no later than _____ **days** after the Date of Acceptance. **PRE-QUALIFICATION LETTER MUST STIPULATE THE FOLLOWING:**

- **a.** That a written loan application has been made;
- **b.** That a credit report has been obtained and reviewed by a lender;
- **c.** That a pre-qualification has been secured from the same lender;
- **d.** The loan type, as set forth in this Para. 7(B); and
- **e.** That financing equal to the loan amount provided in Para. 2(B) of this Agreement, if a specific amount is stipulated in Para. 2(B), is available to complete the transaction by the Settlement/Signing Date subject to contingencies provided for in this Agreement and underwriting approval.

Buyer's failure to deliver a Pre-Qualification Letter to Seller within the time frame stipulated shall be considered a default of this Agreement.

iii. Buyer shall cooperate and act in good faith in obtaining final approval for the loan as outlined in the Pre-Qualification Letter. In the event the lender determines Buyer will not qualify for the loan on or before the Settlement/Signing Date, Buyer shall deliver to Seller a written rejection letter from the lender ("Rejection Letter") no later than 11:59 p.m. ______ **days** before the Settlement/Signing Date OR if not otherwise indicated, not later than 11:59 p.m. **three (3) days** before the Settlement/Signing Date. In the event Buyer does not deliver the Rejection Letter within the timeframe set forth in this Para. 7 (B)(iii), Buyer shall forfeit his Earnest Money to Seller. Notwithstanding any other provision of this Agreement, Buyer shall **NOT** be afforded an Opportunity to Cure if Buyer fails to timely deliver a Rejection Letter. For purposes of only this Para. 7(B)(iii), days are calculated as calendar days, and there shall be NO extension of time when the deadline falls on a weekend day or a legal holiday. The definition of "days" for all other provisions of this Agreement is set forth in Para. 33.

iv. ☐ **SELLER FINANCING.** The approximate balance of $ ______________________ shall be financed by Seller and shall be secured by: ☐ Real Estate Contract ☐ Mortgage ☐ Deed of Trust. Terms and conditions of the applicable instrument shall be attached as an addendum. For a Real Estate Contract, attach NMAR Form 2402 - Real Estate Contract Addendum to Purchase Agreement. For a Mortgage or Deed of Trust, attach NMAR Form 2507 - Addendum to Purchase Agreement – Seller Financing, Mortgage or Deed of Trust.

ATTENTION SELLER

Broker is not responsible for verifying authenticity/veracity of pre-qualification and/or proof of funds letters or for determining buyer's creditworthiness.

8. ☐ **BUYER'S SALE, CLOSING AND FUNDING CONTINGENCY.** This Agreement is contingent upon the Closing and Funding of Buyer's property located at ____ on or before ________________, ______, OR subject to any applicable Buyer's Contingency Addendum if attached:
   A. ☐ Buyer represents that Buyer's property is currently under contract for sale. ☐ If checked, attach NMAR Form 2503A – Buyer's Closing and Funding Addendum; OR
   B. ☐ Buyer represents that Buyer's property is NOT yet under contract for sale. ☐ If checked, attach NMAR Form 2503 – Buyer's Sale Contingency Addendum.
9. **APPRAISAL.**
   A. APPRAISAL CONTINGENCY. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money deposits or otherwise if the Purchase Price is greater than the Appraisal. This Appraisal Contingency applies to the following:
      i. All loan programs requiring an appraisal; and
      ii. Cash and seller-financed purchases if the Buyer requires an appraisal as indicated in Para. 9(B).
   B. CASH OR SELLER-FINANCED. Buyer ☐ does ☑ does not require an appraisal. If Buyer is requiring an appraisal, Buyer shall select the appraiser.
   C. IF APPRAISED VALUE IS LESS THAN PURCHASE PRICE. In the event, the appraised value is less than the Purchase Price, Buyer shall deliver a copy of the appraisal to Seller.
      i. Buyer shall have **five (5) days** from delivery of a copy of the appraisal to Seller ("5-Day Period"), to exercise one of the following options (collectively "Options"):
         a. Notify Seller in writing of Buyer's election to proceed with this Agreement without regard to the amount of the appraised valuation;
         b. Negotiate a revised Purchase Price with Seller, which revised Purchase Price shall be incorporated into an amendment to this Agreement and fully executed by the parties; or
         c. Notify Seller in writing of Buyer's intent to terminate this Agreement.
      ii. If Buyer fails to satisfy one of the Options within the 5-Day Period, such satisfaction to include, if applicable, the parties fully executing a price-modification amendment to this Agreement, this Agreement shall automatically terminate and Earnest Money, if delivered, shall be refunded to Buyer.
   D. SQUARE FOOTAGE. The appraisal contingency does not allow for termination based on a discrepancy between representations or assumptions about the square footage and the square footage as indicated in the appraisal.
10. **CLOSING.** *"Closing" is defined as a series of events by which Buyer and Seller satisfy all of their obligations in this Agreement. Closing is not completed until all parties have completed all requirements as stated below, as well as all other obligations under this Agreement. Any amendment of the following dates **MUST BE** in writing and unless otherwise provided for in this Agreement, signed by both parties. The parties further acknowledge that Seller shall not receive the proceeds of sale until the Funding Date Requirements are satisfied.*
   A. SETTLEMENT/SIGNING DATE: ________8/16/2022________ (as set forth in Para. 1) On or before the Settlement/Signing date the parties shall complete the following:
      i. Sign and deliver to the responsible Closing Officer all documents required to complete the transaction and to perform all other Closing obligations of this Agreement; AND
      ii. Provide for the delivery of all required funds, exclusive of lender funds, if any, using wired, certified, or other "ready" funds acceptable to the Closing officer.

B. **FUNDING DATE (Completion of Closing):** 8/16/2022. On or before the Funding Date the responsible party(ies) shall make all funds available to the Closing Officer for disbursement in accordance with this Agreement. The **Funding Date Requirements** have been satisfied when:

i. the Closing Officer has all funds available to disburse as required by this Agreement; and

ii. the Closing Officer has recorded with the County Clerk all required documents.

Seller shall provide all existing keys, security system/alarm codes, gate openers and garage door openers to Buyer once Funding Date Requirements are satisfied or as otherwise provided for in an Occupancy Agreement.

If the Buyer is obtaining a loan for the purchase of the Property, it is the **Buyer's responsibility** to ensure that Buyer's lender makes available to the Escrow Agent, wired, certified or other "ready" funds with written instructions to disburse funds, on or before the Funding Date. Unless the Buyer has provided a written rejection letter from the lender, the failure of Buyer's lender to make funds available on or before the Funding Date, shall be deemed a default of this Agreement by the Buyer.

11. POSSESSION DATE.

A. Seller shall deliver possession of the Property to Buyer on the Possession Date as set forth below:

☑ At time Funding Date Requirements are satisfied (**For "Funding Date Requirements" See Para. 10 (B)**)

☐ Other: ______

B. Unless otherwise agreed to in writing, upon Possession Date, or the date the Property is surrendered to Buyer per a Seller Occupancy Agreement, if applicable, Seller shall have all his personal belongings and all debris and garbage removed from the Property. In the event Seller fails to remove his personal property, Buyer shall not be responsible for storage of Seller's personal property, may dispose of Sellers personal property in any manner Buyer deems appropriate, in Buyer's sole discretion and unfettered, and shall not be liable to Seller for the value of Seller's personal property. In the event Seller fails to remove all debris and garbage from the Property, Seller shall be liable to Buyer for all costs associated with removal of such debris and garbage.

C. If Possession Date is other than the time the Funding Date Requirements are satisfied, then Buyer and Seller shall execute a separate written agreement outlining the terms agreed to by the parties. NMAR Form 2201- Occupancy Agreement – Buyer, NMAR Form 2202 – Occupancy Agreement – Seller NMAR Form 6101 – Residential Rental Agreement or other agreement as applicable

D. Seller shall maintain homeowners and liability insurance on Property through Possession Date, unless otherwise provided for in an Occupancy Agreement.

12. ☐ **IRS 1031 TAX-DEFERRED EXCHANGE.** ☐ Buyer ☐ Seller intends to use this Property to accomplish a 1031 Tax-Deferred Exchange. The parties shall cooperate with one another in signing and completing any documents required. The non-exchanging party shall bear no additional expense. Notwithstanding any other provision of this Agreement, in the event of a 1031 Exchange, this Agreement shall be assignable to a Qualified Intermediary.

13. EXAMINATION OF TITLE; LIENS; ASSESSMENTS; DEED.

A. ☐ BUYER ☑ SELLER shall order a title commitment from Prima Title, Greta Kjolhede (Title Company) within 2 **days** after the ☑ **Date of Acceptance** ☐ **Date TOM Fee is Delivered** ☐ **Date Earnest Money is Delivered**. After receipt of the title commitment and all documents referred to therein, Buyer shall have 7 **days** ("Review Period") to review and object to exceptions to the title, including the Standard Exceptions ("Exceptions") and all bonds, impact fees and assessments other than Public Improvement District assessments (collectively "Assessments"). Exceptions and Assessments shall be deemed approved unless Buyer delivers written objections to the Seller within the Review Period. If Buyer objects to Exceptions and/or Assessments and Seller is unwilling or unable to remove Exceptions and/or Assessments before the Settlement/Signing Date, Seller shall provide written notice to Buyer within 2 **days** after receipt of Buyer's objections. In this event, the following applies:

i. Title Exceptions. Buyer may choose to close subject to Exceptions, remove the Exceptions at Buyer's expense or terminate this Agreement. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

ii. Assessments. Buyer may choose to close subject to Assessments or to terminate this Agreement. If Buyer chooses to close, the current installment of Assessments shall be prorated through Settlement/Signing Date and Buyer shall assume future installments. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

B. In the event the Title Company, through no fault of Buyer or Seller, is unable to issue a Title Commitment at least _____ **days** prior to the Settlement/Signing Date or if not otherwise indicated, at least **five (5) days** prior to the Settlement Signing Date, then the Settlement/Signing Date shall automatically be extended up to _____ **days**, or if not otherwise indicated, up to **14 days** ("Automatic Extension"). If the Title Company is not able to issue such Commitment at least _____ **days** prior to the expiration of the Automatic Extension, or if not otherwise indicated at least **five (5) days** prior to expiration of the Automatic Extension then either party may terminate this Agreement by delivering written notice to the other party

and any Earnest Money delivered by Buyer shall be refunded to Buyer. If an Automatic Extension is needed, the parties agree to execute an Extension Agreement Amendment (NMAR Form 5104 – Extension Agreement Amendment) that will reflect the new Settlement/Signing Date, but in no event shall the failure of the parties to fully execute the Extension Agreement Amendment renders the Automatic Extension invalid.

C. Seller shall satisfy any judgments and liens, including but not limited to, all mechanics' and materialmen's liens of record on or before Funding Date and shall indemnify and hold Buyer harmless from any liens filed of record after Settlement/Signing Date and which arise out of any claim related to the providing of materials or services to improve the Property as authorized by Seller or Seller's agents, unless otherwise agreed to in writing.

D. Seller shall convey the Property by ☑ General Warranty Deed ☐ Special Warranty Deed ☐ Other Deed (describe) ______________________ subject only to any matters identified in the title commitment and not objected to by Buyer as provided in Para. 13 (A). The legal description contained in the deed shall be the same legal description contained in the title commitment and any survey required under Para. 18.

14. PRORATIONS. Seller shall disclose the following: a) all applicable property specific fees, or lease agreements, private memberships and/or association fees or dues, taxes and contract service agreements, all of which are to be prorated by the title company through Settlement/Signing Date; and b) Any equipment rental or contract service agreement (e.g. alarm system, satellite system, propane tank (to include any remaining propane gas therein), private refuse collection, road maintenance, etc.), which shall be handled directly between the Buyer and Seller; the title or escrow company shall not be responsible for proration thereof.

15. COSTS TO BE PAID. Buyer or Seller, as applicable, shall pay the following marked items: **DO NOT USE THIS SECTION FOR SELLER CONCESSIONS/CREDITS TO BUYER; USE AN ADDENDUM.**

LOAN RELATED COSTS AND FEES*	Buyer	Seller	Not Required
Appraisal Fee			xx
Appraisal Re-inspection Fee			xx
Credit Report			xx
Loan Assumption /Transfer			xx
Origination Charge up to: ☐ $__________ ☐______%			xx
Points – Buydown			xx
Points – Discount			xx
Tax Service Fee			xx
Flood Zone Certification			xx
Document Processing Fee:			xx
Other:			
Other:			
BUYER'S PREPAIDS/ESCROWS REQUIRED BY LENDER			
Flood Insurance			xx
Hazard Insurance			xx
Interest			xx
PMI or MIP			xx
Taxes	pro	rated	

TITLE COMPANY CLOSING COSTS	Buyer	Seller	Not Required
Closing Fee	1/2	1/2	
Pro-Rata Data Search			xx
Legal Document Preparation	each	his	own
Special Assessment Search			xx
Prior Title Policy Retrieval Fee		xx	
Title Policy Cancellation Fee		xx	
Buyer Recording Fees	xx		
Seller Recording Fees		xx	
Other: exc 1-4 del from title		xx	
Other:			
POLICY PREMIUMS			
Initial Title Commitment		xx	
Standard Owner's Policy		xx	
Mortgagee's Policy			xxx
Mortgagee's Policy Endorsements			xx
Other:			
Any fees charged by the title company to revise the title commitment, shall be borne by the party who necessitated the revision. In the event a third-party document necessitates the revision (e.g. survey, appraisal, etc.), the parties agree to equally split any fee charged.			

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

MANUFACTURED HOME COSTS	Buyer	Seller	Not Required	MISCELLANEOUS	Buyer	Seller	Not Required
Foundation Inspection			XX	Survey (Para. 18)		XX	
Foundation Repairs			XX	Elevation Certificate			XX
Re-Inspection Fees			XX	Impact Fees		XX	
DMV Title Transfer			XX	Transfer Fees (HOA/COA)			XX
Deactivation Fees			XX	Disclosure / Resale Certificate Fee (HOA/COA)**			XX
Other:				Home Warranty Plan			XX
Other:				Appraisal for Cash or Seller Financing (Para. 9 (B))			XX
Other:				Other:			

***Buyer shall pay all other allowed direct loan costs. **Cost of additional lender-required HOA/COA document(s) to be borne by Buyer; cost of additional title company-required HOA/COA document(s) to be borne by party paying for policy requiring document; if both policies require the document(s), the cost shall be borne by the party paying for the Owner's Policy Premium.**

16. **FIRPTA.** The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") requires buyers who purchase real property from foreign sellers to withhold a portion of the amount realized from the sale of the real property for remittance to the Internal Revenue Service ("IRS"). In the event the seller(s) is **NOT** a foreign person, FIRPTA requires the buyer to obtain proof of the seller's non-foreign status in order to avoid withholding requirements. Exceptions may apply. For more information, refer to NMAR Form 2304 – Information Sheet – FIRPTA & Taxation of Foreign Persons Receiving Rental Income from U.S. Property.

    NOTE: BOTH 1 AND 2 BELOW MUST APPLY TO QUALIFY AS AN EXCEPTION.

    FIRPTA EXCEPTION (most common): **1)** The sales price of the property is not more than $300,000; **AND 2)** Buyer will be using the property as Buyer's primary residence ("Exception").

    ☐ **Buyer Warrants the Exception Applies** ☑ **Exception Does Not Apply**

    In the event the above Exception to FIRPTA does not apply, then prior to or at Closing, Seller(s) shall provide to Buyer or to a Qualified Substitute (generally, the Title Company) either a Non-Foreign Seller Affidavit(s) (NMAR Form 2303) **OR** a letter from the IRS indicating Seller(s) is exempt from withholding. In the event Seller(s) fails to do so, Buyer shall have the right to withhold the applicable percentage of the amount realized from the sale of the Property for remittance to the IRS in accordance with IRS requirements.

17. **INSURANCE CONTINGENCY/APPLICATION.**

    A. **APPLICATION.** Buyer shall make application for insurance within **5** **days** after Date of Acceptance of this Agreement. If Buyer fails to make application to the insurance company within the agreed time, this insurance contingency shall be deemed waived.

    B. **CONTINGENCY.** Provided the Contingency Deadline as set forth below in Para. 17 (C) is met, this Agreement is conditioned on the following:

        i. Buyer's ability to obtain a homeowner's or property insurance quote on the Property at normal and customary premium rates; AND,

        ii. Seller's claim history having no impact on the Buyer's insurance in the future.

    Buyer understands that an insurance company may cancel or change the terms of a homeowner's insurance policy/quote for any reason prior to close of escrow or within (60) days after issuance of the homeowner's policy/quote (which generally occurs at close of escrow).

    C. **CONTINGENCY DEADLINE.** The Insurance Contingency set forth in Para. 17 (B) above shall be deemed satisfied, unless within **10** **days** after Date of Acceptance of this Agreement, Buyer delivers written notice to Seller that one or more of the above insurance contingencies cannot be satisfied along with documentation from the insurance provider stating the same ("Contingency Deadline"). In the event Buyer delivers such notice and documentation to Seller by the Contingency Deadline, the Purchase Agreement shall terminate and the Earnest Money, if delivered, shall be refunded to Buyer.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

18. SURVEYS OR IMPROVEMENT LOCATION REPORT ("ILR"). Buyer has the right to have performed the survey or ILR selected below or the right to accept an existing one. Unless otherwise agreed in writing, the party paying for the survey or ILR as indicated in Para. 15 shall select the surveyor and order the survey or ILR. **The party who agrees to pay for the survey or ILR is responsible for doing so, even if the transaction does not close.**

☑ Improvement Location Report ☐ Staked Boundary Survey ☐ American Land Title Association Survey (ALTA)

☐ Other: ______________________________

Selected ILR or Survey to include ☐ Flagged Corners, if located ☐ Flood Plain Designation

A. **DELIVERY DEADLINE:** Survey or ILR shall be delivered to Buyer(s) no later than: 08/08/2022 or _____ **days** from Date of Acceptance. **NOTE:** Delivery Deadline only applies **IF** Seller is delivering the survey or ILR to Buyer; it does **NOT** apply if Buyer is ordering the survey or ILR.

B. **OBJECTION DEADLINE:** Objections to be delivered to Seller(s) no later than: 3 days fr receipt or _____ **days** from Date of Acceptance.

C. **RESOLUTION DEADLINE:** Parties to reach Resolution no later than: 2 days fr receipt or _____ **days** from Date of Acceptance.

D. **OBJECTION/RESOLUTION/TERMINATION:** Para. 22 (H) shall further govern Buyer's right to object to the Survey or ILR performed and resolution of Buyer's objections.

19. DISCLOSURES AND DOCUMENTS. Check all that apply.

A. ☐ **LEAD BASED PAINT ("LBP") (FOR PROPERTIES BUILT BEFORE 1978).** If available, attach fully-executed NMAR Form 5112 – Lead Base Paint Addendum to Purchase Agreement. If unavailable, **fully-executed NMAR Form 5112 – Lead Based Addendum must be attached to this Agreement PRIOR TO full execution.** NMAR Form 2315 – Information Sheet - LBP RRPP

B. ☐ **PUBLIC IMPROVEMENT DISTRICT ("PID"). Seller may NOT accept an offer from buyer until specific PID disclosures have been made to Buyer**. NMAR Form 4500 – Information Sheet Public Improvement District.
Buyer(s) hereby acknowledges receipt of the PID Disclosure on the Property.

C. ☐ **HOMEOWNERS' ("HOA") OR CONDOMINIUM (UNIT) OWNERS' ASSOCIATION ("COA").** Seller shall provide Buyer with specific documents pertaining to the Property and HOA and/or COA, as applicable. For HOAs, see NMAR Form 4600 – Information Sheet - HOA, NMAR Form 4650 – Seller's Disclosure of HOA Documents and NMAR Form 4700 - HOA Request for Disclosure Certificate. For COAs, see NMAR Form 2302A – Re-Sale Certificate for COAs and NMAR Forms 2355 and 2356 – Information Sheets on COAs.

D. **PROPERTY TAX DISCLOSURE.** NMAR Form 3275 - Information Sheet - Estimated Property Tax Levy

☑ Buyer(s) acknowledges receipt of the Estimated Property Tax Levy Exhibit; **OR**

☐ Buyer(s) hereby acknowledges that the Estimated Property Tax Levy on the Property is not readily available and does hereby waive the right to receive the Estimated Property Tax Levy.

E. ☑ **SEPTIC SYSTEM.** If checked, attach NMAR Form 5120A – Septic System Contingency Addendum. The transfer of the Property is subject to regulations of the New Mexico Environment Department governing on-site liquid waste systems which includes the requirement that Seller have an inspection conducted by a licensed septic system evaluator prior to transfer. **Seller shall deliver existing septic permit to buyer no later than five (5) days from Date of Acceptance.** NMAR Form 2308 – Information Sheet - Septic Systems.

F. ☐ **WELLS.** ☑ Private Domestic Well ☐ Shared Domestic Well ☐ Irrigation Well ☐ Other ______________.
Transfer of Property with a well is subject to the regulations of the New Mexico Office of the State Engineer, which includes the requirement that the State Engineer's Office be notified when a well changes ownership. NMAR Form 2307 – Information Sheet - Water Rights & Well

G. ☐ **TENANT(S) OCCUPYING PROPERTY AFTER CLOSING**. If checked, attach NMAR Form 2106 - Tenant-Occupied Property Addendum - Seller's Certificate. If not checked, seller warrants that tenant of Property, if any, shall vacate the Property by the Funding Date.

H. ☑ **SOLAR PANELS.** If solar panel system is subject to a lease, loan, or a Power Purchase Agreement ("PPA") that neither party will satisfy on or before Closing, attach NMAR Form 5125 - Solar Panel Contingency. NMAR Form 5130 - Information Sheet - Solar Panel System.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

I. DOCUMENTS.

DOCUMENTS	DELIVERY DEADLINE	OBJECTION DEADLINE	RESOLUTION DEADLINE
NMAR Form 1110 - Property Disclosure Statement (Adverse Material Facts)	July 14, 2022	July 19, 2022	July 22, 2022
Road Documents	N/A		
Water Rights Documents			
Well Documents: (Including well permit, well log, shared well agreement and Change of Ownership Information notification.)	July 22, 2022	July 28, 2022	July 29, 2022
Accompanying Documents to NMAR Form 2106 - Tenant-Occupied Property Addendum	N/A		
Permits	N/A		
HOA Documents			
NMAR Form 4700 - HOA Disclosure Certificate or NMAR Form 2302A – Resale Certificate from Condominium Association.	N/A	______ Date Buyer has no less than **seven (7)** days from receipt of the HOA Disclosure Certificate to object	
CCR's – Restrictive covenants	with title binder		
Solar Power System/Panels Documents - NOT to be completed if NMAR Form 5125 – Solar Panel System Loan/Lease Assumption Contingency Addendum is attached.	July 22, 2022	July 28, 2022	July 29, 2022
Documents to be Disclosed per Para. 14-Prorations	July 22, 2022	July 28, 2022	July 29, 2022
Property Specific Leases / Rental Agreements	N/A		
Other:			
MANUFACTURED HOUSING (MH)			
NMAR Form 2700 - Seller's Disclosure of MH	N/A		
Structural Engineer Inspection	N/A		
FHA Inspection	N/A		
Foundation Installation	N/A		
MH Division Permanent Foundation Permit	N/A		

Buyer's failure to timely object or terminate based on an above document shall be deemed a waiver of Buyer's right to object or terminate based on the above document; it shall not be considered a Default.

20. **SELLER'S DUTY TO DISCLOSE.** Seller shall disclose to Buyer any Adverse Material Facts known to them about the Property. However, Seller does <u>**NOT**</u> have an obligation to inspect the Property for the Buyer's benefit or to repair, correct or otherwise cure known Adverse Material Facts that are disclosed to Buyer or unknown Adverse Material Facts that are discovered by Buyer's inspections. Adverse Material Facts do not include facts exempt from the requirement of disclosure under 47-13-2 NMSA 1978. NMAR Form 1110 – Property Disclosure Statement (Adverse Material Facts).
21. **BUYER'S INVESTIGATION OF SURROUNDING AREA.** Buyer warrants that prior to entering into this Agreement, they have thoroughly investigated the neighborhood and the areas surrounding the property, to include, but not be limited to investigation of the following: the existence of registered sex offenders or other persons convicted of crimes that may reside in the area; and the presence of any structures located, businesses operating or activities conducted in the area that, in Buyer's opinion, affects the value and/or desirability of the property. **By entering into this Agreement, Buyer represents they are satisfied with the neighborhood and surrounding areas and agrees that any issue regarding the surrounding area will NOT serve as grounds for termination of this Agreement.**
22. **INSPECTIONS. The parties are encouraged to employ competent and, where appropriate, licensed professionals to perform all agreed upon inspections of the property. Also See Para. 22(E) and Para. 24.**

⚠ ATTENTION BUYERS AND SELLERS ⚠

IN-PERSON VIEWING: BUYER ☐ HAS or ☑ HAS NOT VIEWED THE PROPERTY IN-PERSON.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

A. BUYER DUTIES AND RIGHTS.

i. BUYER'S DILIGENCE, ATTENTION AND OBSERVATION. Buyer has the following affirmative duties:

a. To conduct all due diligence necessary to confirm all material facts relevant to Buyer's purchase;

b. To assure themselves that the Property is exactly what Buyer is intending to purchase;

c. To become aware of the physical condition of the Property through their own investigation and observation;

d. To investigate the legal, practical and technical implications of all disclosed, known or discovered facts regarding the Property and;

e. To thoroughly review all written reports provided by professionals and discuss the results of such reports and inspections with the professionals who created the report and/or conducted the inspection.

ii. RIGHT TO CONDUCT INSPECTIONS. NMAR Form 2316 – Information Sheet - Home Inspector Licensing. The Buyer is advised to exercise all their rights under and in accordance with this Agreement to investigate the Property. Unless otherwise waived, Buyer(s) may complete any and all inspections of the Property that they deems necessary. These inspections may include, but are not limited to the following: home, electrical, heating/air conditioning, plumbing, roof, structural, lead-based paint (including risk assessment, paint inspection or both), well equipment (pumps, pressure tanks, lines), well potability tests, well water yield tests, pool/spa/hot tub equipment, wood-destroying insects, dry rot, radon, mold, square foot measurement, sewer line inspections, septic inspections, ductwork, phase one environmental and soil tests. Notwithstanding the foregoing, Buyer shall not conduct or allow any invasive testing or inspections that cause damage to the Property without the Seller's prior written consent, which consent may be withheld in Seller's sole and unfettered discretion. This right to conduct inspections does NOT permit the Buyer to conduct invasive inspections that cause damage to the Property. For damage inadvertently caused by Buyer or Buyer's inspectors during inspections, see Para. 22(B). The Buyer's rights to object to inspections and terminate this Agreement based on inspections are set forth in Para. 22(H). Buyer is advised to thoroughly review those rights and understand the process.

iii. SQUARE FOOTAGE. BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE OF THE IMPROVEMENTS ON THE PROPERTY IS APPROXIMATE. IF SQUARE FOOTAGE IS A MATERIAL MATTER TO THE BUYER, THE BUYER SHALL INVESTIGATE THE SQUARE FOOTAGE DURING THE INSPECTION PERIOD.

B. BUYER'S ENTRY. Seller shall provide reasonable access to Buyer and Buyer's inspectors. Buyer shall return the Property to the condition it was in prior to any entry, test and/or inspection by Buyer. Buyer shall be liable to Seller for any damages that occur to the Property as a result of any inspection conducted by Buyer, their agents, inspectors, contractors and/or employees (collectively "Buyer's Agents") and Buyer agrees to hold Seller harmless, indemnify and defend Seller from any and all claims, liabilities, liens, losses, expenses (including reasonable attorneys' fees and costs), and/or damages arising out of or related to any entry, inspections and/or tests conducted by Buyer or Buyer's Agents. **BUYER AND BUYER'S AGENTS ARE NOT PERMITTED ON THE PROPERTY WITHOUT PRIOR NOTIFICATION TO AND APPROVAL BY SELLER OR SELLER'S BROKER.**

C. AVAILABILITY OF UTILITIES FOR INSPECTIONS.

☐ Buyer ☑ Seller shall be responsible for paying any charges required by the utility companies to have utilities turned on for inspection purposes. Notwithstanding the foregoing, Buyer shall not be obligated to pay unpaid utility bills and unless otherwise agreed to in writing, neither party shall be obligated to alter the Property so as to conform with city or county building codes. **IF UTILITIES ARE ON AS OF DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE (Para. 11) OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.**

D. INSPECTOR SELECTION. Unless otherwise provided for in this agreement, Buyer shall have the right to select all inspectors and order all inspections EVEN IF Seller has agreed to pay for the inspection(s). (NMAR 2316 – Information Sheet – Home Inspector Licensing)

E. PAYMENT OF INSPECTIONS. Buyer shall pay for all inspections except the following, which shall be paid by Seller: septic inspection ____

____

The party who has agreed to pay for the inspection SHALL do so, even if this transaction does not close.

F. INSPECTION DEADLINES. Unless otherwise provided for in this Agreement, the following applies:

i. Delivery Deadline: Inspection reports and/or documents to be delivered no later than: 07/19/2022 or _____ **days** from Date of Acceptance. **NOTE:** Delivery Deadline only applies **IF** Seller is responsible for ordering a report/document; it does **NOT** apply if Buyer is ordering the report/document. If Seller is responsible for ordering a

report/document and Buyer does not receive the report/document by the Delivery Deadline, the parties may agree to extend all applicable deadlines or Buyer may elect to terminate this Agreement and receive a refund of refund of any Earnest Money delivered.

ii. **Objection Deadline:** Buyer's Objections to be delivered to Seller(s) no later than: 07/27/2022 or _____ **days** from Date of Acceptance.

iii. **Resolution Deadline:** Parties to reach Resolution no later than: 07/29/2022 or _____ **days** from Date of Acceptance.

G. WAIVER OF INSPECTIONS. Buyer to initial if applicable.

☐ **Buyer waives ALL inspections unless required by law or Buyer's lender.**

☐ **Buyer waives ALL inspections.**

☐ **Buyer waives the following inspections:** ______________________________

(NMAR 2316 – Information Sheet – Home Inspector Licensing)

H. OBJECTIONS/RESOLUTION/TERMINATION. If Buyer has objections to any issue or condition discovered by Buyer's own observations and/or investigation of the Property or disclosed by any survey or ILR (Para. 18), document (Para. 19), and/or inspection (Para. 22), **then no later than the applicable Objection Deadline**, Buyer may OBJECT and request that Seller cure the issue/condition or Buyer may TERMINATE this Agreement. Buyer's objections or termination must be in writing. Buyer's failure to timely object or terminate shall be deemed a waiver of Buyer's right to object or terminate and of the applicable contingency; it shall not be considered a Default. If Buyer is responsible for ordering an inspection, survey or document and fails to do so in time to object or terminate by the Objection Deadline, Buyer's failure to receive the report, survey or document may not be used as rationale for not timely terminating or objecting.

i. **OBJECTIONS/RESOLUTION.** NMAR Form 5109 – Objection, Resolution, Waiver Agreement

a. **Making Objections: To Document/Survey.** If Buyer **OBJECTS** to an item on a document or survey, Buyer shall produce with his objection(s) a copy of the **ENTIRE** document or survey/ILR on which Buyer's objection(s) is based. **To Inspections**: If Buyer **OBJECTS** to an item on an inspection report (Para. 22), Buyer shall produce with his objection(s) **ONLY the SECTION(S)** of the report on which Buyer's objection(s) is based and **AGREES NOT TO SEND Seller the entire inspection report, unless requested by Seller in writing. Once Buyer makes objections, Buyer may NOT withdraw their objections for the purpose of terminating this Agreement until Seller has responded. Once Seller responds, Buyer may terminate the Agreement UNLESS Seller has agreed to cure all the Buyer's objections in the manner requested by Buyer. Notwithstanding the foregoing, at any point prior to the Resolution Deadline, Buyer may withdraw any or all of their unresolved objections for the purpose of proceeding to Closing with the understanding that Seller will not be responsible for repairing or otherwise remedying those objections for which resolution has not been reached.**

b. **Seller's Response:** Seller may agree to cure Buyer's objections as requested, may provide an alternative cure for Buyer's objections, or may refuse to cure Buyer's objections. Seller may not terminate this Agreement based on the fact that Buyer made objections. **If in Seller's initial response, Seller does not agree to cure ALL of Buyer's objections in the manner requested by Buyer, then Buyer may elect to terminate this Agreement and receive a refund of any Earnest Money delivered.**

c. **Repair Completion.** In the event Seller agrees to complete any repairs prior to Closing, Seller shall complete the repairs no later than 2 **days** prior to Settlement/Signing Date.

d. **Resolution.** If the parties are unable to reach a Resolution by the Resolution Deadline, then **THIS AGREEMENT SHALL TERMINATE** and Earnest Money, if delivered, shall be refunded to Buyer. Notwithstanding the foregoing, Buyer's withdrawal of all unresolved objections prior to the Resolution Deadline constitutes Resolution.

ii. **TERMINATION.** NMAR Form 5105 – Termination Agreement. If Buyer elects to **TERMINATE** this Agreement without requesting Seller cure any objections, **Buyer AGREES THAT THEY WILL NOT SEND a copy of the document, survey and/or inspection report on which Buyer's Termination Agreement is based unless requested by Seller in writing.** If Buyer timely elects to terminate, Earnest Money, if delivered, shall be refunded to Buyer.

23. TERMINATION AND DISTRIBUTION OF EARNEST MONEY. If this Agreement terminates in accordance with the terms of this Agreement, the parties shall execute a NMAR Form – 5105 - Termination Agreement and in the event Earnest Money has been delivered to a Title Company/Escrow Agent, the parties shall execute a NMAR Form 5105B - Earnest Money Consent to Distribution that provides for distribution of the Earnest Money in accordance with the terms of this Agreement.

24. SERVICE PROVIDER RECOMMENDATIONS. If Broker(s) recommends a builder, contractor, escrow company, title company, pest control service, appraiser, lender, attorney, accountant, home inspection company or home warranty company or any other person or entity to Seller or Buyer for any purpose, such recommendation shall be independently

investigated and evaluated by Seller or Buyer, who hereby acknowledges that any decision to enter into any contractual arrangement with any such person or entity recommended by Broker shall be based solely upon such independent investigation and evaluation.

25. **HOME WARRANTY CONTRACT.** Buyer is advised to investigate the various home warranty plans available for purchase. The parties acknowledge that different home warranty plans have different coverage options, exclusions, limitations and service fees and most plans exclude pre-existing conditions. Neither the Seller, nor the Broker, is responsible for home warranty coverage or lack thereof. The parties acknowledge that a Home Warranty Service Contract provider may conduct an inspection of the Property but does not always do so.

   A. ☐ A Home Warranty Plan shall be ordered by ☐ Buyer ☐ Seller to be issued by ______________________ at a cost not to exceed $ ______________________ or

   B. ☑ Buyer declines the purchase of a Home Warranty Plan.

26. **DISCLAIMER.** The Property is sold in its current condition including, but not limited to, the nature, location, amount, sufficiency or suitability of the following: current or future value; future income to be derived therefrom; current or future production; condition; size; location of utility lines; location of sewer and water lines; availability of utility services or the possibility of extending improvements (paving, sewer, water, utilities, access) to the Property; easements with which the Property is burdened or benefited; lot boundaries; adjacent property zoning; physical and legal access; soil conditions; permits, zoning, or code compliance; lot size or acreage; improvements or square footage of improvements; and water rights. **Broker has not investigated and is not responsible for the forgoing aspects of the Property, among which lot size, acreage, and square footage may have been approximated, but are not warranted as accurate.** Buyer shall have had full and fair opportunity to inspect and judge all aspects of the Property with professional assistance of Buyer's choosing prior to settlement. Buyer and Seller acknowledge that Brokers' only role in this transaction is to provide real estate advice to Broker's respective client and/or customer and real estate information to the parties. For all other advice or information that may affect this transaction, including but not limited to financial and legal advice, the parties shall rely on other professionals.

27. **MAINTENANCE.** Until the Possession Date, Seller shall maintain the Property and all aspects thereof including, but not limited to the following: heating; air conditioning; electrical; roofs; solar; septic systems; well and well equipment; gutters and downspouts; sprinklers; plumbing systems, including the water heater; pool and spa systems; appliances; and other mechanical apparatuses. **IF UTILITIES ARE ON AS OF DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE (Para. 11) OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT. IT IS THE BUYER'S RESPONSIBILITY TO ARRANGE TO TRANSFER UTILITIES INTO BUYER'S NAME <u>ON</u> POSSESSION DATE OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.** Seller shall deliver the Property, all of the foregoing, and all other aspects thereof to Buyer in the same condition as of the Date of Acceptance, reasonable wear and tear excepted. The following items are specifically excluded from the above:____

____

28. **PRE-CLOSING WALK-THROUGH.** Within __2__ **days** prior to Settlement/Signing Date, Seller shall allow reasonable access to conduct a walk-through of the Property for the purpose of satisfying Buyer that any corrections or repairs agreed to by the Seller have been completed, warranted items are in working condition and the Property is in the same condition as on the Date of Acceptance, reasonable wear and tear excepted. NMAR Form 5110 - Walk-Through Statement. Notwithstanding the foregoing, if the Property is not in the same condition as of Date of Acceptance due to fire or other causality, see Para. 29.

29. **RISK OF LOSS.** Prior to Funding Date, Seller shall bear the risk of fire or other casualty. In the event of loss, Seller shall provide Buyer written notification of the loss and indicate if insurance coverage is available for the loss within **three (3) days** of loss ("Seller's Notification"). Buyer shall have the following options to be exercised within **three (3) days** of Seller's Notification: Buyer may terminate this Agreement and receive a refund of all Earnest Money delivered; or Buyer may elect to delay their decision until they receive written notification from Seller of the amount of insurance proceeds available ("Insurance Notification"). In the event Buyer elects to first receive Insurance Notification, Seller shall work diligently with their insurance company to determine amount of coverage and Buyer shall have **three (3) days** of receipt of Insurance Notification to: 1) terminate this Agreement and receive a refund of all Earnest Money delivered, or 2) to close and receive an assignment of Seller's portion of the insurance proceeds at Funding Date. If at any point Buyer fails to timely notify Seller of Buyer's election, Buyer shall be deemed to have elected to proceed to Closing and receive an assignment of insurance proceeds, if any. The parties agree that the Closing date shall automatically be extended as necessary to allow Buyer time to exercise their rights under this Para. 29.

30. **CONSENT TO THE ELECTRONIC TRANSMISSION OF DOCUMENTS AND TO THE USE OF ELECTRONIC SIGNATURES.** The parties ☑ do ☐ do not consent to conduct any business related to and/or required under this Agreement by electronic means, including, but not limited to the receipt of electronic records and the use of electronic signatures. Subject

to applicable law, electronic signatures shall have the same legal validity and effect as original hand-written signatures. Nothing herein prohibits the parties from conducting business by non-electronic means. If a party has consented to receive records electronically and/or to the use of electronic signatures, that party may withdraw consent at any point in the transaction by delivering written notice to the other party.

31. **ASSIGNMENT**. Buyer ☐ may ☑ may not sell, assign or transfer the Buyer's rights or obligations under this Agreement, or any interest herein.

32. **HEIRS AND ASSIGNS.** This Agreement shall apply to, be binding upon and enforceable against and inure to the benefit of the parties hereto and their respective representatives, successors, permitted assigns, heirs and estates.

33. **DEFINITIONS**. The following terms as used herein shall have the following meanings:
   - A. **APPRAISAL**: current estimated market value of the Property as determined by a licensed real estate appraiser. If Buyer is obtaining a loan, the term refers to an appraisal conducted by an appraiser approved by the lender.
   - B. **BROKER:** includes the Buyer's and Seller's Brokers.
   - C. If a specific **DATE** is stated as a deadline in this Agreement, then that date **IS** the **FINAL** day for performance; and if that date falls on a Saturday, Sunday or a legal Holiday, the date **does not** extend to the next business day.
   - D. **DATE OF ACCEPTANCE:** date this Agreement is fully executed and delivered.
   - E. **DAY(S):** determined on a "calendar day" basis and if the **FINAL** day for performance falls on a Saturday, Sunday or legal Holiday, the time therefore shall be extended to the next business day. Legal Holidays are described as New Year's Day, Martin Luther King Jr.'s Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day/Indigenous Peoples Day, Veteran's Day, Thanksgiving Day, and Christmas.
   - F. **DELIVER(ED):** by any method where there is evidence of delivery. In the event the parties have agreed to electronic transmission of documents, a facsimile or e-mail transmission of a copy of this or any related document shall constitute delivery of that document. When an item is delivered to the real estate Broker who represents the Buyer or Seller, it is considered delivered to the Buyer or Seller respectively, except if the same Broker represents both Buyer and Seller, in which case, delivery must be made to the Buyer or Seller, as applicable.
   - G. **DEADLINES:** any "deadline(s)" can be expressed either as a calendar date or as a number of days.
   - H. **ELECTRONIC/ELECTRONIC RECORD**: relating to technology having electrical, digital, magnetic, wireless, telephonic, optical, electromagnetic or similar capabilities and includes, but is not limited to, facsimile and e-mail; a record created, generated, sent, communicated, received or stored by electronic means.
   - I. **ELECTRONIC SIGNATURE**: an electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign the record.
   - J. **EXPIRATION DATE:** means the date the party is revoking their offer or counteroffer. An offer is no longer capable of acceptance after it expires, consequently, if the party intends to accept the offer or counteroffer, it must be accepted before the Expiration Date. If a party intends to make a counteroffer, it does not need to be made by the Expiration Date because a counteroffer serves as both a rejection of the original offer (or counteroffer) AND as a new offer.
   - K. **FIXTURE:** an article, which was once Personal Property, but which has now become a part of the Property because the article has been fastened or affixed to the Property. Fastened/affixed means that removal of the article causes damage to the real property, even if such damage is minor and/or can be repaired. If a unit contains components, some of which are Fixtures and some of which are Personal Property, and a Fixture component of the unit relies on one or more Personal Property components to function as it is intended to do so, then **ALL** components together are considered a Fixture and shall remain together, unless otherwise provided herein.
   - L. **MASCULINE:** includes the feminine.
   - M. **PERSONAL PROPERTY**: a moveable article that is NOT affixed/attached to the Property.
   - N. **RESOLUTION**: a written agreement between the parties regarding how all Buyers' objections shall be resolved.
   - O. **SINGULAR:** includes the plural.
   - P. **STANDARD EXCEPTIONS:** those common risks as set forth in the title commitment for which the title insurance policy does NOT provide coverage. These exceptions are matters outside the Title Company's search and special requirements must be met in order to delete them and provide the insured with the additional/extended coverage.

34. **FLOOD HAZARD ZONE**. If the Property is located in an area, which is designated as a special flood hazard area, Buyer may be required to purchase flood insurance in order to obtain a loan secured by the Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the U.S. Government.

35. **MEDIATION.** If a dispute arises between the parties relating to this Agreement, the parties shall submit the dispute to mediation, jointly appoint a mediator and share equally in the costs of the mediation. If a mediator cannot be agreed upon or mediation is unsuccessful, the parties may enforce their rights under this Agreement in any manner provided by law. NMAR Form 5118 - Information Sheet - Mediation Information for Clients and Customers.

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

EQUAL HOUSING OPPORTUNITY

36. **EARNEST MONEY DISPUTE.** Generally, title or escrow companies will not release Earnest Money without first receiving either an Earnest Money Distribution Agreement signed by all parties to this Agreement (NMAR Form 5105B – Earnest Money – Consent to Distribute) or a judgment from a court. If the parties cannot come to an agreement on how the Earnest Money shall be distributed, Para. 35 (Mediation) shall apply. If the parties cannot reach a resolution through mediation, and proceed to litigation, at the conclusion of litigation the court will issue a judgment apportioning Earnest Money. Also, the title or escrow company holding the Earnest Money has the option of filing an Interpleader Action, which will force Buyer and Seller into litigation. NMAR Form 2310 – Information Sheet - Earnest Money Dispute
37. **DEFAULT, NOTICE AND OPPORTUNITY TO CURE.** Time is of the essence. Except as otherwise noted herein, any default under this Agreement shall be treated as a material default, regardless of whether the party's action or inaction is specifically classified as a default herein.
    A. **Deadline Defaults.** In the event a party fails to perform by a specified deadline, the non-defaulting party shall provide written notice to the defaulting party of the nature and extent of the Deadline Default ("Notice"). NMAR Form 2112 - Notification of Deadline, Default and Opportunity to Cure. The defaulting party shall have **two (2) days** from receipt of the Notice to cure the Deadline Default ("Opportunity to Cure"). If after Notice and Opportunity to Cure, the defaulting party fails to cure the Deadline Default, the non-defaulting party may elect to cease further performance under this Agreement. In this event, the non-defaulting party may retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the Deadline Default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.
    B. **Other Defaults.** The requirement to provide Notice and Opportunity to Cure only applies to defaults with specific deadlines for performance. For all other defaults, the non-defaulting party may elect to cease further performance under this Agreement without Notice and Opportunity to Cure and to retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.
38. **ATTORNEY FEES AND COSTS.** Should any aspect of this Agreement result in arbitration or litigation, the prevailing party of such action shall be entitled to an award of reasonable attorneys' fees and court costs.
39. **FAIR HOUSING.** Buyer and Seller understand that the Fair Housing Act and the New Mexico Human Rights Act prohibit discrimination in the sale or financing of housing on the basis of race, age (this covers protection for people with children under age 18 and pregnant women), color, religion, sex, sexual orientation, gender identity, familial status, spousal affiliation, physical or mental handicap, national origin or ancestry.
40. **COUNTERPARTS.** This agreement may be executed in one or more counterparts, each of which is deemed to be an original, and all of which shall together constitute one and the same instrument.
41. **GOVERNING LAW AND VENUE.** This Agreement is to be construed in accordance with and governed by the internal laws of the State of New Mexico without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New Mexico to the rights and duties of the parties. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in the county in which the Property or any portion of the Property is located in connection with any claim, action, suit, or proceeding relating to this Agreement and agrees that all suits or proceedings relating to this Agreement shall be brought only in such courts.
42. **SEVERABILITY.** If any portion of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.
43. **MULTIPLE BUYERS.** Each Buyer to this Agreement is jointly and severally liable for all obligations under this Agreement. In the event any Buyer should be unable to perform under this Agreement (due to death or incapacity) the remaining Buyer(s) shall continue to be obligated under this Agreement.
44. **AUTHORITY OF SIGNORS.** If Buyer or Seller is a corporation, partnership, estate, trust, limited liability company or other entity, the person signing this Agreement on its behalf warrants their authority to do so and to bind the Buyer or Seller for which they are signing.
45. **BUYER AND SELLER AUTHORIZATIONS.** Unless otherwise instructed in writing, with respect to the real estate transaction that is the subject of this Agreement, Seller and Buyer hereby authorize the following: the Title Company, Lender, Escrow Agent and their representatives to provide a copy of any and all loan estimates, Closing disclosures, other settlement statements and title documents to the Seller's and Buyer's respective Brokers; the Title Company to deliver any Title Company generated settlement statement(s), in its entirety (Seller and Buyer's information) to both the Seller and Buyer and their respective Brokers; and their respective Broker to be present for the Closing.
46. **SURVIVAL OF OBLIGATION.** The following Paragraphs shall survive Closing of the Property: 2, 6 (C-D), 11, 12, 14-15, 18, 22-29, 32, 33, 35-38, 41, 46 and 48.

47. **FORCE MAJEURE.** Buyer or Seller shall not be required to perform any obligation under this Agreement or be liable to each other for damages so long as performance or non-performance of the obligation, or the availability of services, insurance or required approvals essential to Closing, is disrupted, delayed, caused or prevented by Force Majeure. "Force Majeure" means: hurricanes, floods, extreme weather, earthquakes, fire, or other acts of God, unusual transportation delays, or wars, insurrections, acts of terrorism, pandemics or diseases or any governmental authority taken in response to a pandemic. All time periods, including Closing Date, will be extended up to 10 days after the Force Majeure no longer prevents performance under this Agreement, provided, however, if such Force Majeure continues to prevent performance under this Agreement more than 30 days beyond Settlement/Signing Date, then either party may terminate this Agreement by delivering written notice to the other and any Earnest Money deposit shall be refunded to Buyer. This provision applies whether or not the underlying applicable event is foreseeable at the time of execution of this Agreement.
48. **SIGNIFICANCE OF INITIALS.** Initials signify that the Buyer and/or Seller has reviewed and understands the page or section; initials do not signify acceptance of the terms on the page or in the section. **By their signature hereto, the parties represent that they have reviewed, understand, accept and agree to the terms contained in this Agreement.**
49. **ACCEPTANCE, ENTIRE AGREEMENT, AMENDMENTS IN WRITING.** This offer is not considered accepted until fully executed by the Seller and delivered to the Buyer. Once fully executed and delivered, the parties have a legally binding contract. This Agreement, together with the following addenda and any exhibits referred to in this Agreement, contains the entire Agreement of the parties and supersedes all prior agreements with respect to the Property, which are not expressly set forth herein. All exhibits and addenda to this Agreement are incorporated into this Agreement as operative provisions unless otherwise stated in a counteroffer or subsequent amendment or addendum.

THIS AGREEMENT MAY BE MODIFIED ONLY BY *WRITTEN AGREEMENT* OF THE PARTIES.

☐ Addendum to Purchase Agreement – Back Up Offer (NMAR Form 1530)	☐ Mortgage/Deed of Trust Addendum (NMAR Form 2507)
☐ Addendum No. _____ (NMAR Form 5101 or 2300)	☐ Occupancy Agreement – Buyer/Seller (NMAR 2201/2202)
☐ Buyer's Closing & Funding Sale Contingency (NMAR Form 2503A)	☐ Real Estate Contract Addendum (NMAR Form 2402)
☐ Buyer's Sale Contingency Addendum (NMAR Form 2503)	☐ Residential Resale Condominium Addendum (NMAR Form 2302)
☐ Escalation Clause Addendum (NMAR Form 2111)	☐ Septic System Contingency Addendum (NMAR Form 5120A)
☐ Estimated Property Tax Levy	☐ Other ________________________
☐ Lead-Based Paint Addendum (NMAR Form 5112)	☐ Other ________________________

50. **EXPIRATION OF OFFER.** This offer shall expire unless acceptance is delivered in writing to Buyer or Buyer's Broker on or before July 13 2022, at 5:00 ☐ a.m. ☑ p.m. Mountain Time. NOTE: UNTIL SELLER ACCEPTS THIS OFFER AND DELIVERS THE FULLY EXECUTED AGREEMENT, BUYER MAY WITHDRAW THIS OFFER AT ANY TIME.

ATTENTION BUYERS AND SELLERS

Buyers are encouraged to determine the availability of home and other inspectors the Buyer intends to engage PRIOR TO entering into this Agreement. Force Majeure events may impact the availability of home and other inspectors and vendors needed to conduct inspections and/or repairs. The parties are expected to deviate from their primary selection(s) of inspectors and/or vendor(s) when necessary to meet the inspection and repair deadlines in this Agreement. The parties should be cognizant of this when setting deadlines for inspections and repairs.

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

ATTENTION BUYERS AND SELLERS
THE OBLIGATIONS/RESPONSIBILITIES SET FORTH IN THE PURCHASE AGREEMENT ARE THOSE OF THE PARTIES TO THE PURCHASE AGREEMENT AND *NOT* OF THE BROKERS.

ATTENTION BUYERS AND SELLERS: WIRE FRAUD ALERT

- **Criminals are hacking email accounts of real estate Brokers, title companies, settlement attorneys and others, resulting in fraudulent wire instructions being used to divert funds to the account of the criminal.**
- **The emails look legitimate, but they are not.**
- **Buyer and Seller are advised not to wire any funds without personally speaking with the intended recipient of the wire to confirm the routing number and the account number.**
- **Buyer and Seller should NOT send personal information such as social security numbers, bank account numbers and credit card numbers except through secured email or personal delivery to the intended recipient.**

OFFER BY BUYER

BUYER ACKNOWLEDGES THAT BUYER HAS READ THE ENTIRE PURCHASE AGREEMENT AND UNDERSTANDS THE PROVISIONS THEREOF.

BUYER SIGNATURE	PRINTED NAME	OFFER DATE	TIME
Authentisign Yevgeniy Davidzon, Manager	Yevgeniy Davidzon, Manager	07/12/2022	1:41 PM
	Yevgeniy Davidzon, Manager		

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

SELLER'S RESPONSE

SELLER ACKNOWLEDGES THAT SELLER HAS READ THIS ENTIRE AGREEMENT AND UNDERSTANDS THE PROVISIONS HEREOF. *(SELLER SHOULD SELECT ONE):*

ACCEPTANCE

☐ **SELLER ACCEPTS** this Offer and **AGREES** to sell the Property for the price and on the terms and conditions specified in this Agreement. **IF SELLER IS ACCEPTING THIS OFFER, SELLER SHOULD INITIAL ALL PAGES AND SIGN BELOW.**

SELLER(S)

SELLER SIGNATURE	PRINTED NAME	DATE	TIME
Bernard J. C. van der Hoeven, Jr. Trustee	Bernard J. C. van der Hoeven, Jr. Trustee	07/13/22	
Josephine W. van der Hoeven, Trustee	Josephine W. van der Hoeven, Trustee	07/13/22	

COUNTEROFFER

☐ **SELLER REJECTS** and submits a **Counteroffer.** NMAR 5102 or NMAR 2111B

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A COUNTEROFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT, BUT SHOULD INITIAL ALL PAGES AND INITIAL BELOW.

SELLER(S) ____________________

NOTIFICATION OF MULTIPLE OFFERS

☐ **SELLER REJECTS** and submits a **Notification of Multiple Offers.** NMAR 5103 – Notification of Multiple Offers

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A NOTIFICATION OF MULTIPLE OFFERS, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY /ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

REJECTION

☐ **SELLER REJECTS THIS OFFER.**

IF SELLER IS REJECTING THIS OFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY/ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

NEW MEXICO ASSOCIATION OF REALTORS®
PURCHASE AGREEMENT – RESIDENTIAL RESALE – 2022

INDEX

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® INFORMATION SHEET – SEPTIC SYSTEMS – 2020

IMPORTANT GENERAL INFORMATION AND DISCLAIMER

This is neither a disclosure nor a warranty concerning any specific property.

If a property is not connected to a public sewer system, there may be a liquid waste disposal system, also known as a septic system (system). The owner of a system is responsible for ensuring that the system on that property and excavation related to the system do not pose a public safety hazard and for properly operating and maintaining the system in accordance with the recommendations of the manufacturer or designer of the system. Furthermore, owners of septic systems are subject to the liquid waste disposal and treatment regulations promulgated by the New Mexico Environment Department (NMED). Under the NMED liquid waste disposal and treatment regulations (regulations), the term "owner" is defined as any person who owns: a septic system or any component thereof; or any lot on which any septic system or any component thereof is located. **In the case of property sold or purchased on a real estate contract (REC), the NMED considers the "owner" of the property to be the buyer.** If the property sold or purchased is owned collectively by multiple owners, the "owner" of the common property is the entity or governing body specifically designated in the governance documents for the common property.

CESSPOOLS

Cesspools, septic tanks without lids and other open pits of raw sewage are dangerous and illegal. A cesspool is defined as an excavation or non-water tight unit that receives untreated water-carried liquid waste allowing direct discharge to the soil. Owning a cesspool is a crime and punishable by up to $500 in fines and/or up to six months in jail. The NMED has traditionally taken the position that an owner of property with a cesspool who reports the illegal cesspool and applies for a permit to install a modern system will not be prosecuted; however, **neither the seller, the real estate brokers involved in this transaction, nor NMAR make any warranties or guarantees with regard to the NMED's position on this issue.** Financial assistance to install a modern system may be available for low-income households.

TYPES OF SEPTIC SYSTEMS

Under the regulations, systems may be classified as conventional or advanced treatment systems. There are additional regulations that apply to advanced treatment systems and such systems are generally more expensive and require more maintenance than conventional systems. The maintenance for advanced treatment systems must be proved by a factory-authorized individual and has an associated cost. An owner of an advanced treatment system installed after September 1, 2005 is required to enter into an NMED approved maintenance contract with a maintenance service provider that assures maintenance of the system in accordance with the recommendations of the manufacturer or designer of the system. Owners and/or buyers should contact a licensed installer/contractor for information on the increased costs associated with the installation and maintenance of advanced treatment systems.

TYPE OF SEPTIC SYSTEM REQUIRED

The type of system appropriate for any particular piece of property is dependent on the size and use of the property. For example, the number of bedrooms in a home will dictate the size and type of system required for the home. A bedroom is defined under the regulations as any room within a building that is designated as a sleeping room on drawings submitted to the responsible building permitting authority, manufactured housing authority or in the case of unpermitted systems, to the NMED. An otherwise fully functioning system may fail evaluation if the system is considered inadequate in size or type for the number of bedrooms in the home.

Buyer YD Seller BJCvd JWV

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET – SEPTIC SYSTEMS – 2020

Typically, a lot that is 0.75 acres or greater is eligible for a conventional system. However, there may be circumstances in which lots that are 0.75 acres or greater may not qualify for a conventional system for reasons including, but not limited to, the condition of the soil. Undeveloped lots of less than 0.75 acre will likely require an advanced treatment system; conventional treatment systems are not allowed on lots sized smaller than 0.75 acre where there is not an established system. However, the NMED may issue a permit for such an installation in cases where the NMED has identified and mapped where groundwater is not at risk from nitrogen loading from onsite systems. The factors to be considered in determining if groundwater is at risk are set forth in the regulations. Lot size is determined by the total area of the lot plus or minus the area of any liquid waste disposal easements; roadway easements are not deducted in determining the size of the lot.

It is important to note that building, remodeling or expanding improvements on the property in the future may require an upgrade to an existing system. Parties may request a letter of determination from the NMED that indicates the type and size of system required for a specific property and/or particular use.

In atypical circumstances where the property cannot meet the requirements of the regulations, the NMED may consider alternative solutions. In these situations, the parties should consult with a licensed engineer and the NMED.

EVALUATION REQUIREMENTS PRIOR TO TRANSFER
Except as noted below, NMED regulations require that prior to the transfer of a property with an existing system, the seller must have the system evaluated by either NMED or a third-party evaluator depending on *whether* the system is permitted and if permitted, *when* the system was permitted. See below for more information. "Transfer" is defined under the NMED regulations as the "transfer of *equitable* or legal title to a property." Evaluations must be recorded on either the NMED standard form or a form approved by the NMED. Evaluators must submit to the NMED copies of all evaluation reports, whether completed or not, within 15 days of the evaluation. If a permit or variance is required to correct any deficiencies or permit violations identified by the evaluation, an application for such must be submitted within 15 days of the evaluation by the party *who is or will be the owner of the property on the 15th day following the evaluation*. This means that in the event the property is being sold, based on the closing date, there will be occasions where the seller will be required to request the permit or variance, and other occasions where the buyer will be required to make the request. Per the regulations, the property may be transferred prior to the remediation of the system; however, **buyer should be aware that once the property is transferred to the buyer, the buyer becomes responsible to the NMED for remedying any defects in the system identified by the evaluation.** In the event the Buyer is obtaining a loan for the purchase of the Property, the lender may require all defects in the septic system be remedied before closing.

A property transfer evaluation is NOT required if a final evaluation with final approval for a new or modified system or a property transfer evaluation for an existing system has been done within 180 days of the transfer.

All Permitted Systems
Prior to property transfer, a third-party evaluator must evaluate all permitted systems. The term "third-party evaluator" is defined as someone who has the following qualifications: a valid and appropriate classification of licensure by the construction industries division of RLD; licensure as a professional engineer; accreditation in on-site wastewater evaluation by the National Sanitation Foundation; certification by the National Environmental Health Association as an installer of onsite wastewater treatment systems; certification as a Registered Environmental Health Specialist or a Registered Sanitarian; or demonstration of a similar accreditation or certification or a combination of training and experience as approved by the NMED.

The evaluator must determine: that the treatment unit is watertight and functioning properly; that the existing tank has a liquid capacity within one tank size of the capacity required by the regulations; that the disposal system appears to be functioning properly; that the system appears to meet setbacks and clearances; that the system meets lot size requirements in effect at the time of initial installation, or at the time of the most recent permitted modification; and that the system does not constitute a public health or safety hazard.

Buyer YD Seller BJCvd JWV

In addition to the above requirements, permitted advanced treatment systems must meet additional requirements as set forth in the regulations. Additionally, if a regularly-scheduled sampling event of the advanced treatment system has not occurred within 180 days of the evaluation, the system must be sampled in accordance with the regulations. The new owner of an advanced treatment system must file an amendment of permit reflecting the change in ownership, along with a copy of the maintenance and sampling contract in the name of the new owner.

Unpermitted systems installed or modified prior to February 1, 2002
For an unpermitted conventional system installed or modified prior to February 1, 2002, the NMED may issue a registration for continued operation or a new permit if, after evaluation by the NMED or an installer specialist, it is determined that the system has met the same criteria as set forth above for permitted systems and the appropriate permit fee has been paid for the system installed. The qualifications for an installer specialist are set forth in the regulations.

Unpermitted liquid waste systems installed after February 1, 2002
The NMED must inspect unpermitted liquid waste systems installed after February 1, 2002. For unpermitted conventional systems, the NMED may issue a permit if the NMED determines that all construction and material requirements are met, that all of the above-criteria for permitted systems are met and that the appropriate fee has been paid.

IMPORTANT INFORMATION REGARDING EVALUATIONS
If the system is underground, it cannot be evaluated merely by a visual examination of the property. Some evaluations are invasive and can actually damage the system. It may be impossible to obtain necessary soil tests during certain times of the year and the soil-test results may vary with weather and other conditions. Also, even if an evaluation is completed that indicates the system is functioning in compliance with NMED regulations and other local codes/ordinances, there is no guarantee that the system will not fail in the future.

POTENTIAL PROBLEMS WITH SEPTIC SYSTEMS
Individual septic systems can vary greatly as to quality and condition. Problems with a system may include, but are not limited to the following: odors; seepage on the surface of the land; back-up of waste lines in the home; failure of the system to meet current code requirements; insufficient capacity; failing or defective equipment; damage from improper use and/or maintenance; or problems with the tank, pipes or leach field. Furthermore, a system could be seriously deteriorated, poorly designed or overloaded. Some problems with a system may be intermittent and/or not easily observable, particularly by a lay person. In other words, a problem could exist that is unknown to the Seller and real estate broker(s). In some cases, the exact location of the system may not even be known.

MULTIPLE SYSTEMS ON ONE LOT AND SETBACKS
Under the regulations, there may be multiple systems located on a single lot, provided that the systems are set back a minimum distance from each other in accordance with a formula set forth in the regulations. The regulations also establish a protocol to be used when the NMED discovers that a private drinking water well has been drilled at a location that is not set back from a pre-existing system by the distance required.

PERMITTING PROCESS
Only the permittee who is defined as any owner of a permitted system may request that the NMED cancel a permit; the request must be made in writing. An installer whose CID license number is on a permit may, upon written notice to the owner and to NMED withdraw from the permit. An owner may amend the permit to change the installer without installer withdrawal, provided the owner provides written notice to the installer. Upon installer withdrawal, permit approval shall be suspended until the owner amends the permit either to include another licensed installer or to reflect approval as a qualified homeowner. A "qualified homeowner" is defined as a person who is the owner residing at the property who has been provided homeowner installation training materials and who has passed an exam administered by the NMED. If a contractor withdraws after construction has commenced, construction of the system cannot proceed until the permit amendment is approved by NMED and the owner must eliminate any public safety hazards posed by open treatment systems, excavations or other conditions related to unfinished construction.

Buyer YD ______ Seller BJCvd ______ JWV ______

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET – SEPTIC SYSTEMS – 2020

PUBLIC SEWER SYSTEMS
It is important to note that the fact that nearby properties are connected to a public sewer system is no guarantee that the subject property is also connected to that sewer system. Additionally, buyers should be aware while there is NO guarantee that a public system will ever become available, if a public system should become available, the property owner may be REQUIRED BY LAW to pay for and connect to that public system. In this event, the current system would have to be abandoned in accordance with the regulations.

ADDITIONAL LAW AND CHANGES THERETO
Regulations are subject to change. Parties should contact the NMED to confirm current system requirements for the property at issue. Furthermore, county and municipalities may have additional septic codes or ordinances that may apply. Parties should contact the appropriate divisions of the city and county in which the property is located to determine any additional requirements.

BUYERS RESPONSIBILITY AND DISCLAIMERS
Buyers and sellers should familiarize themselves with current regulatory requirements prior to entering into a contract. Even though the regulations require the seller to have an evaluation done prior to transfer, a ***buyer*** should ensure that an evaluation by a licensed expert has been completed before purchasing property. Sellers and real estate brokers are not generally familiar with the laws governing septic systems and normally would not know if a system was in compliance with NMED regulations or local codes/ordinances. Neither the Seller, nor the real estate brokers involved in the sale or lease of a property with a septic system warrant the condition of the system. In addition, the real estate brokers involved in the sale of such property do not warrant the seller's compliance with any applicable liquid waste system laws or regulations.

NMED CONTACT INFORMATION
General information on Septic Systems: http://water.epa.gov/infrastructure/septic/septicsmart.cfm . NMED Liquid Waste Program: (800) 219-6157 or http://www.nmenv.state.nm.us .

BUYER/SELLER

Authentisign Yevgeniy Davidzon, Manager — 07/12/2022 — 2:00 PM

Buyer/Seller Signature — Date — Time

Authentisign Bernard J.C. van der Hoeven, Jr. Trustee — 07/13/22

Authentisign Josephine W. van der Hoeven, Trustee — 07/13/22

Buyer/Seller Signature — Date — Time

Buyer/Seller Name (Print)

Buyer YD Seller BJCvd JWV

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET
WATER RIGHTS AND DOMESTIC WELLS – 2020

IMPORTANT GENERAL INFORMATION AND DISCLAIMER
This is neither a disclosure nor a warranty concerning any specific property.

WATER RIGHTS:
A Property may or may not include water rights. **Title to water rights, their location and permitted use, and applicable restrictions should be independently verified by an expert employed by the Buyer (such as an engineer, hydrologist, or qualified attorney).** Water rights of record are subject to court decisions, laws, ordinances, rules, and regulations and compacts of the State of New Mexico and local governing bodies, including Ditch Associations and Conservancy Districts, and may also be subject to private contracts. Existence of water rights does not assure that water actually is or will be available or that legal or physical access to the water is available. Water rights that exist at the time of a purchase may be limited, altered or extinguished in the future as a result of court decisions, laws, ordinances, or regulations. **Title insurance does not generally cover water rights.** Buyer must complete specific legal procedures to transfer or develop water rights.

DOMESTIC WELLS:
If a Property is not connected to a public water system, it may use a private, shared, or community well. Domestic wells fall under the jurisdiction of the Office of the State Engineer (OSE). The following information is based on OSE requirements. **PLEASE NOTE: Additional county and/or municipal ordinances and restrictions may apply to domestic well permitting and usage. This form is NOT all inclusive of the regulations governing domestic wells. Buyer and Seller should familiarize themselves with all current state and local regulatory requirements prior to entering into a contract.**

DOMESTIC HOUSEHOLD USAGE:
The drilling of a domestic well and the amount and use of water permitted are subject to such additional or more restrictive limitations imposed by a court, by lawful municipal or county ordinance, or by the OSE, such as but not limited to by the OSE's orders or administrative guidelines. The maximum permitted diversion of water from a domestic well that is not subject to additional or more restrictive limitations shall be as follows. **For wells drilled on or after August 15, 2006, the maximum household usage per domestic well is one-acre-foot per year.** For wells serving a single household permitted and drilled prior to August 15, 2006, the maximum household usage per well is three-acre-feet per year. The maximum usage for wells serving multi-households is one-acre-foot per household per year with a cumulative maximum of three-acre-feet per shared well per year (regardless of the date the well was permitted and/or drilled). While not required by State regulations, some counties have ordinances that require that single-household wells be metered.

FINES FOR EXCEEDING MAXIMUM DIVERSION:
The owner of a well who exceeds maximum diversion shall repay (in water) twice the amount of the over-diversion during the following calendar year in a manner acceptable to the OSE.

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET
WATER RIGHTS AND DOMESTIC WELLS – 2020

WELL MUST BE PERMITTED IN CURRENT OWNER'S NAME:
In order to comply with New Mexico law, domestic wells must be permitted in the current Property owner's name. If a well is not permitted in the current owner's name, the current owner of the Property on which the well is located must retrieve warranty deeds or other instruments of conveyance from the County Clerk's Office for each transfer of the Property from the time beginning with the last owner of the domestic well as recorded with the OSE to the present. These deeds or other instruments of conveyance must be submitted to the OSE, along with change of ownership notification, in order for the well to be permitted in the current Property owner's name.

REQUIREMENTS UPON TRANSFER:
The transfer of Property with a domestic well is subject to the regulations of the OSE which were amended effective August 15, 2006. Among other requirements, the regulations require that the OSE be notified when a domestic well changes ownership. Under New Mexico law, new owners of a Property with a domestic well must file a change of ownership notification with the OSE. The form must contain all information conforming with water rights or record filed with the OSE and must be accompanied by a copy of the warranty deed or other instrument of conveyance. The new owner must also record a copy of the "Change of Ownership" form filed with the OSE and with the County Clerk's Office of the County in which the water right is located.

WELL-SHARE AGREEMENTS:
A shared or community well may be subject to written "of record" or unwritten agreements governing water usage, maintenance and repair, testing, easements, periodic charges and reserves, etc. A Buyer should carefully review any such agreements with an attorney.

WELL SERVING MULTIPLE HOUSEHOLDS:
A well serving multiple households must be permitted in the name of the person who owns the property on which the well is located. The permit holder must place a meter on the well and must file quarterly meter readings with the OSE. The permit holder of a well serving multiple households is also required to provide notice to the OSE of the following: the number of households being served by the well; the owners' contact information for each household being served by the well; and, a Legal description of the property of record for each household being served by the well. A copy of the Well-Share Agreement may be filed to support a claim that a well is serving more than one household. A copy of the Well-Share Agreement should be filed with the County Clerk's Office in the county where the well is located.

DEVELOPER PERMITS:
Developers may obtain a permit that allows them to use the water from a domestic well for construction resale purposes until the home is sold. Once sold, the developer-owner must provide the Buyer with notice in writing of the requirement to file a "Change of Ownership" form for the domestic well permit with the OSE. A copy of the notice provided by the developer-owner to the Buyer must be filed with the OSE along with a copy of the deed or other instrument of conveyance for the land upon which the domestic well is located. A developer will not be issued more than five "Construction-Resale" permits at any given time.

FEE:
Contact the OSE for applicable fees for a permit to drill any well.

CANCELLATION OF PERMITS:
The OSE may cancel a domestic well permit upon failure of a permit holder to comply with any permit condition of approval or any applicable provision of the regulations; **this includes, but is not limited to, the failure to file a Change of Ownership at the time of transfer that meets the requirements set forth under New Mexico law.** The OSE may cancel a domestic well permit and proceed with enforcement action if a permit holder diverts water in excess of the authorized maximum amount and fails to repay the over-diversion in a time and manner acceptable to the OSE.

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET
WATER RIGHTS AND DOMESTIC WELLS – 2020

INSPECTIONS AND TESTING:
Well inspections can include a visual inspection; examination of the pump, other equipment, and well-house; and tests for flow and potability. **The OSE does NOT require a potability test; however local ordinances may. There is no "standard" test for potability. A Buyer must normally specify all the substances that are of concern to the Buyer.** Generally, a separate fee is charged for each test requested. Underground contamination from on or off-site conditions may affect the water quality in the future even if the water appears unaffected at the time of sale.

The water condition and amount of the water available may vary seasonally or with the weather. Indoor and outdoor water use may be subject to restrictions that could affect a Buyer's ability to use the property as the Buyer intends. Past performance of a well is no guarantee of future performance. **Any well can go dry, and there is no guarantee that merely deepening the well or digging another well (if permitted) will result in an adequate supply of water.**

CONNECTION TO PUBLIC WATER SYSTEM:
If a public system becomes available, the property owner may be required to connect to that system. However, there can be no guarantee that such a system ever will become available. A Buyer should investigate these alternatives.

DISCLAIMER:
Neither the Seller nor the Broker makes any warranties concerning water rights or wells on the Property. Buyer should thoroughly investigate all issues involving water rights and/or wells, whether existing or contemplated, associated with the Property.

FOR MORE INFORMATION:
For questions or additional information, contact the New Mexico Office of the State Engineer (OSE) at (505)827-6166 or www.ose.state.nm.us.

I acknowledge that I have received a copy of this Information Sheet:

BUYER ACKNOWLEDGEMENT

Authentisign Yevgeniy Davidzon, Manager 07/12/22

Buyer Signature Yevgeniy Davidzon, Manager **Date** **Time**

Buyer Signature Yevgeniy Davidzon, Manager **Date** **Time**

SELLER ACKNOWLEDGEMENT

Authentisign Bernard J. C. van der Hoeven, Jr. Trustee 07/13/22

Seller Signature Bernard J. C. van der Hoeven, Jr. Trustee **Date** **Time**

Authentisign Josephine W. van der Hoeven, Trustee 07/13/22

Seller Signature Josephine W. van der Hoeven, Trustee **Date** **Time**

BARKER REALTY

Miscellaneous Addendum to Purchase Agreement

The Realtors Association of New Mexico Purchase Agreement form does not contain some issues that may have a significant impact on certain real estate transactions. This Miscellaneous Addendum is provided to address some of those issues that may come up.

The Buyer HCO 1, LLC Yevgeniy Davidzon,Manager and the Seller Bernard J. C. van der Hoeven Jr Josephine W. van der Hoeven, being the Parties to the Purchase Agreement dated 7/12/2022, for the Property commonly referred to as 24 Tano Vida Santa Fe NM 87506, hereby agree that this Miscellaneous Addendum is incorporated into said Purchase Agreement. Notwithstanding the terms and conditions contained in the Purchase Agreement, the Parties hereby agree to the following.

1. As a part of Buyer's Inspections, Buyer is responsible for investigating the following:
   - A. Compliance with permitting, zoning, building codes.
   - B. If the Property is a part of a condominium or homeowner's association, Buyer is advised to investigate the condition of any common areas the association is responsible for as a part of their Inspections and/or review of Disclosures and Documents. The future maintenance and repairs of some common areas may have a direct impact, including financial, on the Property and/or any assessments levied by the association.
   - C. Soil conditions which can cause significant foundation/structural issues (e.g. certain areas in northeast Santa Fe have this).
   - D. Plumbing or heating system components that have been known to fail and may have been subject to class action lawsuits. This includes but may not be limited to the following:
     - a. Entran II tubing manufactured in approximately 1989 - 1994;
     - b. Kitec fittings and/or piping manufactured in approximately 1996 -2007;
     - c. Sonotube ducting installed as a part of a forced air heating/cooling system;
     - d. Polybutylene piping installed in approximately 1978-1995; and
     - e. Nibco Pex brass fittings and steel clamps manufactured in approximately 2005-2012.

     Buyer is advised that many Sellers are not aware of the components existent in their Property and Buyers should have a qualified, licensed plumber do an independent inspection. NMAR has Information Sheets on some of these.

2. ☒ If checked, then notwithstanding the section within the Purchase Agreement titled "Buyer's Investigation of Surrounding Areas", Buyer's inspections shall include the right to inspect the neighborhood and surrounding areas.
3. If the Property is located within Santa Fe County, Seller will provide evidence that the Property is a legal lot of record, at Seller's expense.
4. If the Property does not adjoin a public right of way, the Title Company will not ensure specific access unless requested. If applicable, Buyer ☒ requires or ☐ does not require coverage of the specific access. Said coverage will be at Seller's expense.
5. If the Seller is providing a Seller's Property Disclosure Statement, Seller will ensure that it is up to date.
6. Seller shall deliver the Property at Possession Date in ☐ broom clean condition or ☒ professionally cleaned, (this shall not include window washing or shampooed carpets). ☒ Nail holes will be patched and touched up to approximately match the color of applicable wall(s).

Authentisign: Yevgeniy Davidzon, Manager 07/12/22	Authentisign: Bernard J. C. van der Hoeven, Jr. Trustee 07/13/22
BUYER Yevgeniy Davidzon, Manager DATE	SELLER Bernard J. C. van der Hoeven, Jr. Trustee DATE
	Authentisign: Josephine W. van der Hoeven, Trustee 07/13/22
BUYER Yevgeniy Davidzon, Manager DATE	SELLER Josephine W. van der Hoeven, Trustee DATE

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SOLAR SYSTEM PANEL INFORMATION SHEET - 2020

HOW SOLAR ENERGY WORKS.

Solar Panels (also called distributed energy generation systems, (DEGS)) are made of photovoltaic (PV) cells which convert sunlight into Direct Current (DC) electricity throughout the day. An inverter changes the DC electricity to Alternating Current (AC) electricity which travels into the home through the electrical panel or "breaker box." During the day, excess AC electricity not used in the home is sent back to the utility grid, resulting in a credit to the homeowner (this is net metering). Net metering allows resident to get credit for extra electricity produced by their solar panel at peak retail prices during the day (the electric meter spins backwards giving energy back to the grid) and draws from the grid during the night, at lower off-peak rates (the electric meter spins forward returning electricity from the grid to the home).

SOLAR RIGHT LAWS

NM's Solar Rights Act (SRA) – 1997. The owner of real property upon which a DEGS can claim a solar right, which allows the owner to create a solar easement for the purpose of protecting and maintaining proper access to sunlight. The solar right prevents neighboring property owners from constructing new buildings or planting new trees which would block their access to the sun.

The SRA establishes procedures for filing a solar right through the County Clerk's Office, which includes the requirement that the property owner seeking the solar right give advanced notice to the adjacent property owners, who are entitled to contest the claim. Once awarded, the solar right attaches to the property (easement appurtenant) and remains in effect even if the property is sold. Further, the solar right can be sold separately from the property; this allows a neighboring property owner to purchase the solar right and then cancel it. An owner of a solar right may enforce the right in court.

Solar Recordation Act - 1983. The Solar Rights Act and the Solar Recordation Act includes provisions that allow local governments to create their own ordinances or zoning rules pertaining to the protection of solar rights.

Solar Collector Definitions and Restrictions Bill (SCDRB)- 2007. The SCDRB strengthened solar access rights in New Mexico by limiting the ability of a county or municipality to restrict the placement of solar collectors unless the location is within a historic district. It also voided all covenants and restrictions (from July 1, 1978 forward) that effectively prohibit the installation of solar collectors.

Distributed Generation Disclosure Act. After January, 2018, any agreement governing the financing, sale or lease of a DEGS or the sale of power to a power purchaser, governing the financing, sale or lease of a DEGS, or the sale of power to a power purchaser, shall include a written statement with font no smaller than 10 points and no more than four pages, unless a font larger than ten points is used, separate from the agreement and separately signed by the buyer or lessee, that includes provides detailed provisions regarding the DEGS. See Exhibit "A" attached.

Local Ordinances. In addition to state laws regarding Solar Panels, local jurisdictions may have ordinances that impact the installations and rights associated with a DEGS.

BUYING OR LEASING SOLAR PANELS. ***NOTE: Consumers should explore all of the solar financing options available to determine the "best" choice for their individual needs.***

DEGS may be bought or leased. The most significant practical distinction between buying and leasing of an DEGS is in the ownership. When purchasing a DEGS, the buyer owns the system, either outright (if purchasing with cash) or after repaying the solar loan. When leasing the DEGS or entering into a power purchase agreement (PPA), a third party owns the DEGS. This distinction impacts the cost, maintenance, terms, financial offsets, and savings/returns on investment of the DEGS Not all companies offer solar leases and/or PPAs.

Solar Leases. Solar Leases help eliminate most or all upfront costs, maintenance and operations costs associated with operating a DEGS. The developer installs and owns the DEGS, and is responsible for the maintenance, monitoring and insurance for the DEGS. A standard lease term is 15-25 years and typically comes with a minimum performance or production guarantee, compensating the borrower if the DEGS fails to meet the energy output required for in the lease for that period. State or federal tax credits associated with owning the solar energy system will go to the 3rd party owner of the

system, the homeowner does NOT reap the benefits of tax credits. Scheduled monthly lease payments must be included in the debt-to-income (DTI) ratio if the buyer is getting a loan and the appraisal should **NOT** give value to the solar panels. The title work will reflect a Uniform Commercial Code ("UCC") financing statement or Notice of Independent Solar Energy and the UCC financing statement termination or Release of Notice of Independent Solar Energy would need to be obtained at closing as evidence of its removal.

Power Purchase Agreements (PPAs). PPAs are solar energy agreements where the homeowner purchases the energy generated by the DEGS. The homeowner only pays for the energy that was produced. PPA payments are excluded from the DTI ratio since the payments are solely based on the energy produced. As with solar leases, a third-party buy, installs and maintains the DEGS and is the owner of the DEGS and therefore; the beneficiary of any state of federal tax credits. As with a solar lease, the maintenance, monitoring and insurance is the responsibility of the third-party owner. In the case of a loan, the appraisal will not give value to the solar panels. Like a Solar Lease, the title work will reflect a UCC financing statement or Notice of Independent Solar Energy, which would need to be released in the same manner at closing.

Solar Loans. A homeowner borrows money from a lender or solar developer for the installation of the DEGS. The homeowner owns the system and is therefore the beneficiary of all state and federal tax credit as well as responsible for the maintenance, monitoring operation of the system. The loan payment is included in the DTI ratio. The appraisal should give value to the solar panels. The system is not covered under an insurance policy or warranty, it is the homeowner's responsibility to seek out insurance.

Property Assessed Clean Energy (PACE) Program. A PACE Program allows a property owner to finance renewable energy improvements to that owner's property through an additional assessment added to the owner's tax bill. (usually for a period of 15-20 years). The PACE assessment is attached to the property rather than to the homeowner, thus, making it easier for homeowners to purchase a DEGS, even if they may want to sell their home before the system is fully paid off. Two New Mexico laws address PACE Loans: The Renewable Energy Financing District ("REFD") Act and the Solar Energy Improvement Assessment ("SEIA") Act, both passed in 2009. Both Acts address the priority of a PACE Loan.

Under the REFD Act, full special assessment constitutes a lien on the property, which has priority over ALL OTHER liens except liens for ad valorem property taxes. Under the SEIAA ACT, PACE Liens have priority co-equal with other property tax liens and no lien can exceed the annual amount of Solar Energy Improvement Special Assessment imposed on the property. FHA announced in December 2017 that it would no longer insure mortgages on homes that carry a PACE lien.

CONSIDERATIONS WHEN SELLING/BUYING A HOME WITH A DEGS:

If the DEGS is owned out right, it may increase the value of the property and result in a faster sales time. If the seller purchased the DEGS with a loan, the loan will have to be paid off before selling the property. If the DEGS is leased, the issue becomes more complicated. As discussed, DEGS leases can last between 10 and 20 years, and it can be expensive to "buy out" the DEGS lease or roll the lease into the house purchase. Further, if the DEGS lease raises the buyer's DTI ratio, the buyer may not be able to qualify for a mortgage. Sellers should prepare the following resources for prospective buyers, as Buyers should investigate these issues BEFORE purchasing a home with a DEGS:

1. **If the DEGS is leased, what are the steps for transferring a lease?** Find out the details of the contract, including monthly fees, length of the contract, transferability of the lease/PPA. Whether a buyer will qualify for a lease assumption depends on a number of factors and buyers should make this determination early in the process. See Solar Panel System Lease/Loan/PPA Assumption (NMAR Form 5125).
2. **Which company installed the DEGS and what are the system's warranty details?** Consult the DEGS paperwork to determine if the warranty will cover a new buyer and if it does, to determine the length of time for such coverage.
3. **How can the DEGS be removed?** There is a possibility a buyer will request the solar panels to be removed, either because they do not want them or because they do not qualify for the lease/PPA. Speak with the company that installed the DEGS to see how much it would cost to remove or relocate the DEGS. **NOTE: Often, a DEGS may NOT be removed unless the DEGS owner/seller has another property upon which to immediately install the DEGS.**

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SOLAR SYSTEM PANEL INFORMATION SHEET - 2020

4. **Who manufactured the DEGS?** Determine the array's manufacturers. If the DEGS was produced by a U.S. corporation, DEGS owners are covered by the Magnuson–Moss Warranty Act, which protects U.S. consumers from misleading warranty terms.
5. **What's the size of the DEGS?** The size of the solar array will determine the energy bill savings. Review past energy bills or find out the number of kilowatts the system produces.
6. **Does the utility company offer net metering?** Depending on the utility company, some DEGS owners are eligible for net metering. This can help you determine how much a prospective buyer may save on their monthly electricity

CONVENTIONAL LOAN/APPRAISAL CONSIDERATIONS. ***NOTE: Other loan programs may have different and/or additional loan requirements.***

DEGS Owned by Seller

If the DEGS is owned, a copy of the DEGS receipt/sales agreement must be provided to the underwriter. The appraiser must identify the property energy–efficient features, comment on any effect to value or marketability and make appropriate adjustments to reflect the market reaction to the energy-efficient features. The appraisal must indicate that the property has access to traditional electric utilities (there must be a backup in the event the solar panel is defective or does not produce the amount of energy intended). For a loan or if the system is owned, the appraisal **CAN** give value to the solar panels.

DEGS Leased or Owned by a Third-Party.

A copy of the Power Purchase Agreement (PPA) will have to be provided and the following shall apply:

- The solar panels may not be included in the appraised value of the property;
- The property must maintain access to an alternate source of electric power that meets community standards; and
- The monthly lease payment must be included in the DTI Ratio calculation unless the lease is structured to: provide delivery of the specific amount of energy at a fixed payment during a given period and has a production guarantee that compensates the borrower on the prorated basis in the event the solar panel fail to meet the energy output required for in the lease for the period. **NOTE:** Payments under the PPA where the payment is calculated solely based on the energy produced may be excluded from the DTI ratio.

Power Purchase Agreement MUST include/state:

- Any damage that occurs as a result of installation, malfunction, manufacturing defect, or the removal of the solar panels is the responsibility of the owner of the equipment and the owner must be obligated to repair the damage and return the improvements to their original or prior condition (for example, sound and watertight conditions that are architecturally consistent with the home).
- The owner of the solar panels agrees not to be named loss payee (or named insured) on the property owner's property insurance policy covering the residential structure on which the panels are attached. As an alternative to this requirement, the lender may verify that the owner of the solar panels is not a named loss payee (or named insured) on the property owner's property insurance policy, and
- In the event of foreclosure, the lender or assignee has the discretion to:
  - ➢ Terminate the lease/agreement and require the third-party owner to remove the equipment
  - ➢ Become, without payment of any transfer or similar fee, the beneficiary of the borrower's lease/agreement with the third party, or
  - ➢ Enter into a new lease/agreement with the third party, or
  - ➢ Enter into a new lease/agreement with the third party, under terms no less favorable than the prior owner.
- An exception to coverage on the title insurance policy for recorded instruments relating to the solar panels must comply with B7-2-05, Title Exceptions and Impediments, which addresses the UCC lien discussed above.

FANNIE MAE: Fannie Mae also requires a letter on the Lease Holder, or third party owner's letterhead, dated, and signed stating the following: *"In the event of foreclosure, the lender or assignee has the discretion to: terminate the lease/agreement and require the third-party owner to remove the equipment; become, without payment of any transfer or similar fee, the beneficiary of the borrower's lease/agreement with the third party or enter into a new lease/agreement with the third party, under terms no less favorable that the prior owner."*

Buyer YD ______ Seller BJCvd JWV

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SEPTIC SYSTEM CONTINGENCY – 2020
ADDENDUM NO. 2

This Addendum is part of the ☐ Residential ☐ Commercial ☐ Vacant Land ☐ Farm and Ranch Purchase Agreement dated 7/12/2022, between HCO 1, LLC Yevgeniy Davidzon,Manager ("Buyer") and Bernard J. C. van der Hoeven Jr Josephine W. van der Hoeven ("Seller") and relating to the following property:

24 Tano Vida (Address) Santa Fe (City) 87506 (Zip Code)

see attached listing addendum no 1 (Legal Description)

Or see metes & bounds description attached as Exhibit _____, Santa Fe County, New Mexico.

The transfer of the Property is subject to Regulations of the State of New Mexico Environment Department ("NMED") governing on-site liquid waste systems. The Seller represents that the Property includes an on-site liquid waste system. This Agreement is contingent upon Buyer's satisfaction with the legal status and physical condition of the on-site liquid waste system and its suitability for Buyer's purpose.

1. **EVALUATION.** Except as noted below, NMED regulations require the Seller to have the on-site liquid waste system evaluated prior to transfer. ("Evaluation"). Per NMED regulations, the date of transfer of the Property is the date the deed transferring the property is recorded. In the event the Property is being sold on a Real Estate Contract ("REC"), the date of transfer is the date equitable title to the Property is transferred to the Buyer, which is the date the REC is fully executed. There is no provision in the NMED regulations for the Buyer to waive the Evaluation. Refer to the NMAR Septic Information Sheet, Form 2308 for information on the appropriate person or entity to conduct the Evaluation.
   - **A.** If a new or modified system had a final evaluation with final approval within 180 days prior to the date of transfer or an existing system has had an Evaluation within 180 days prior to the date of transfer, a new Evaluation is NOT required. If an existing report is being provided, Seller shall provide the report to Buyer within five (5) days of Date of Acceptance of this Agreement.
   - **B.** If a new Evaluation is being conducted, it must be conducted no later than August 01, 2022 ("Evaluation Deadline"). **NOTE: Per NMED regulations, if a new Evaluation is being conducted, it must be conducted within 180 days prior to the transfer of the Property. If the Evaluation is conducted more than 180 days prior to the transfer of the Property, an *additional* Evaluation maybe required by NMED prior to transfer of the Property.**
     - **i.** ☐ Buyer ☑ Seller will order and pay for an Evaluation. Regardless of who orders and pays for the evaluation, buyer has the right to select the evaluator. If the Evaluation includes the NMED Property Transfer Report Filing Fee ("Fee"), either as part of the Septic Evaluation Fee or as a separate charge, then the party paying for the Evaluation shall also pay the Fee. If the Evaluation does not include the Fee, then the ☐ Buyer ☑ Seller shall pay the Fee.
     - **ii.** The party ordering the new Evaluation shall be responsible for ensuring the evaluator delivers a copy of the Evaluation to BOTH parties within 5 days of the Evaluation.

2. **DELIVERY OF DOCUMENTS.** Seller will deliver to Buyer the liquid waste permit or permits and any approvals from the New Mexico Environment Department and any other information in Seller's possession relating to the Property's on-site liquid waste system within five (5) days of the Date of Acceptance of this Agreement.

Buyer YD Seller BJCvd JWV

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NEW MEXICO ASSOCIATION OF REALTORS®
SEPTIC SYSTEM CONTINGENCY – 2020
ADDENDUM NO. 2

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3. **OBJECTIONS**. Buyer may make objections based on the following: 1) any report or any unsatisfactory condition, defects or limitations; 2) the unsuitability of the septic system for Buyer's immediate or long-term purposes; and/or 3) lack of certification or permit. Buyer must submit objections in writing to Seller no later than 2 days fr receipt **("Objection Deadline").** Objections must be accompanied by a copy of the report, evaluation, Determination Letter or other material upon which Buyer relies. Upon objection, Buyer may request that Seller cure the objection(s) or Buyer may terminate this Agreement. In the event of termination, Earnest Money will be refunded to Buyer. If no written objection or termination is delivered to Seller by the Objection Deadline, this contingency shall be deemed waived.

4. **RESOLUTION.** If Buyer makes specific objections and requests Seller to cure, Seller and Buyer may negotiate a resolution. If the objections are not resolved by 2 days fr rec **(Resolution Deadline),** this Agreement is terminated and the Earnest Money will be refunded to Buyer.

5. **NOTICE TO BUYER REGARDING ADVANCED TREATMENT SYSTEMS.** If the Property has an Advanced Treatment System, the Buyer will, no later than the Settlement Date, enter into a maintenance agreement with a Maintenance Service Provider approved by the New Mexico Environment Department and file a notice of change of ownership of the system on the form provided by the New Mexico Environment Department.

The Purchase Agreement referred to above is incorporated by reference into this Addendum.

BUYER SIGNATURE

Yevgeniy Davidzon, Manager 07/12/2022 1:41 PM

Buyer Signature Yevgeniy Davidzon, Manager Date Time

Buyer Signature Yevgeniy Davidzon, Manager Date Time

SELLER SIGNATURE

Bernard J. C. van der Hoeven, Jr. Trustee 07/13/22

Seller Signature Bernard J. C. van der Hoeven, Jr. Trustee Date Time

Josephine W. van der Hoeven, Trustee 07/13/22

Seller Signature Josephine W. van der Hoeven, Trustee Date Time